FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM
PART I
SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN
(Amended and Restated Effective January 1, 2013)

DEFINITIONS
Actuarial Equivalent
Administrator
Affiliate
Annuity Starting Date
Beneficiary
Benefits Agreement
Board
Code
Committee
Company
Early Retirement Benefit
Early Retirement Date
Earnings
Effective Date
Eligible Employee
Employee
Employee Contributions
Employment Commencement Date
ERISA
50% Joint and Survivor’s Annuity
Final Average Yearly Earnings
FMC
FMC Beneficiary
FMC Joint Annuitant
FMC Participant
FMC Plan
FTI Spinoff
Foreign Subsidiary
Frozen Participant
Hour of Service
Individual Life Annuity

(CONTINUED)

Interest
Investment Manager
Joint Annuitant
Leased Employee
Level Income Option
Normal Retirement Date
100% Joint and Survivor’s Annuity
One-Year Period of Severance
Participant
Participating Employer
Period of Service
Period of Severance
Plan
Plan Year.
Primary Social Security Benefit
Reemployment Commencement Date
Savings Plan
Severance From Service Date
Social Security Covered Compensation Base
Supplement
Trust
Trust Fund
Year of Credited Service
Year of Vesting Service

PARTICIPATION
2.1Eligibility and Commencement of Participation
2.2Provision of Information
2.3Termination of Participation
2.4Special Rules Relating to Veterans’ Reemployment Rights

NORMAL, EARLY AND DEFERRED RETIREMENT BENEFITS
3.1Normal Retirement Benefits
3.2Early Retirement Benefits

(CONTINUED)

3.3Deferred Retirement Benefits
3.4Suspension of Benefits
3.5Benefit Limitations
3.6FMC Participants’ Benefits

TERMINATION BENEFITS
4.1Termination of Service
4.2Amount of Termination Benefit

REFUND OF EMPLOYEE CONTRIBUTIONS
5.1Employee Contributions
5.2Withdrawal of Employee Contributions
5.3Refund Upon Death Before Annuity Starting Date
5.4Refund After Annuity Starting Date
ARTICLE VI PAYMENT OF RETIREMENT BENEFITS
6.1Normal Form of Benefit
6.2Available Forms of Benefits
6.3Election of Benefits
6.4Joint Annuitants
6.5FMC Participants in Pay Status
6.6Election of Retroactive Annuity Starting Date
ARTICLE VII SURVIVOR’S BENEFITS
7.1Preretirement Survivor’s Benefit
7.2Surviving Spouse’s Benefit
7.3Certain Former Employees
ARTICLE VIII FIDUCIARIES
8.1Named Fiduciaries
8.2Employment of Advisers
8.3Multiple Fiduciary Capacities
8.4Payment of Expenses
8.5Indemnification
ARTICLE IX PLAN ADMINISTRATION
9.1Powers, Duties and Responsibilities of the Administrator and the Committee

(CONTINUED)

9.2Delegation of Administration Responsibilities
9.3Committee Members

FUNDING OF THE PLAN
10.1Appointment of Trustee
10.2Actuarial Cost Method
10.3Cost of the Plan
10.4Funding Policy
10.5Cash Needs of the Plan
10.6Public Accountant
10.7Enrolled Actuary
10.8Basis of Payments to the Plan
10.9Basis of Payments from the Plan
10.10Funding Based Benefit Restrictions
ARTICLE XI PLAN AMENDMENT OR TERMINATION
11.1Plan Amendment or Termination
11.2Limitations on Plan Amendment
11.3Effect of Plan Termination
11.4Allocation of Trust Fund on Termination
ARTICLE XII MISCELLANEOUS PROVISIONS
12.1Subsequent Changes
12.2Plan Mergers
12.3No Assignment of Property Rights
12.4Beneficiary
12.5Benefits Payable to Minors, Incompetents and Others
12.6Employment Rights
12.7Proof of Age and Marriage
12.8Small Annuities
12.9Controlling Law
12.10Direct Rollover Option
12.11Claims Procedure
12.12Participation in the Plan by an Affiliate
12.13Action by Participating Employers

(CONTINUED)

TOP HEAVY PROVISIONS
13.1Top Heavy Definitions
13.2Determination of Top Heavy Status
13.3Minimum Benefit Requirement for Top Heavy Plan
13.4Vesting Requirement for Top Heavy Plan

CREDITED SERVICE

INACTIVE LOCATIONS

MERGED PLANS

JETWAY SYSTEMS DIVISION

STEIN

MOORCO INTERNATIONAL INC. RETIREMENT INCOME PLAN

SMITH METER, INC. SALARIED RETIREMENT PLAN

FMC TECHNOLOGIES, INC. EMPLOYEES’ RETIREMENT PROGRAM
PART I
SALARIED AND NONUNION HOURLY EMPLOYEES’ RETIREMENT PLAN
INTRODUCTION
WHEREAS, the FMC Technologies, Inc. Employees’ Retirement Program (“Program”) was established effective May 1, 2001, in connection with a spin-off of assets and liabilities from the FMC Corporation Employees’ Retirement Program (the “FMC Plan”); and
WHEREAS, the Program consists of two parts, Part I Salaried and Nonunion Hourly Employees’ Retirement Plan and Part II Union Hourly Employees’ Retirement Plan, which are contained in two separate plan documents; and
WHEREAS, Supplements to Part I and Part II of the Program contain provisions which apply only to a specific group of Employees or Participants as specified therein and override any contrary provision of the Program or either Part I or Part II; and
WHEREAS, this document is Part I Salaried and Nonunion Hourly Employees’ Retirement Plan (“Plan”) and covers the eligible employees as provided in Article II Participation, and was generally originally effective as of May 1, 2001; except as and to the extent otherwise provided herein or as required with respect to the accrued benefits of any Participant affected by the FTI Spinoff; and
WHEREAS, the Plan shall not be construed to affect an FMC Participant’s accrued benefit under the FMC Plan, or to alter in any way the rights of any FMC Participant, FMC Joint Annuitant or FMC Beneficiary thereof who has retired, died, or with respect to whom there has been a severance from service date under the FMC Plan before May 1, 2001; and
WHEREAS, Plan is intended to be qualified under Code Section 401(a), and its associated trust is intended to be tax exempt under Code Section 501(a). The Plan is intended also to meet the requirements of ERISA and shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA. The Plan is intended to provide a regular monthly retirement benefit for employees who meet the eligibility requirements; and
WHEREAS, effective January 1, 2002, and in accordance with Revenue Procedure 2005-66, the Company amended and restated the Plan to comply with the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, Department of Labor regulations section 2650.503-1 and Code Section 401(a)(9) and Treasury regulations promulgated thereunder; and
WHEREAS, effective January 1, 2013, the Company desires to amend and restate the Plan as part of the Internal Revenue Service determination letter process, and in accordance with Revenue Procedures 2007-44 and 2012-6, to comply with the provisions set forth in the 2011 Cumulative List of Changes in Plan Qualification Requirements; and
WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan;

NOW, THEREFORE, effective January 1, 2013, except as otherwise provided, the Company in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

ARTICLE I

Definitions
For purposes of this Plan and any amendments to it, the following terms have the meanings ascribed to them below.
Actuarial Equivalent means a benefit determined to be of equal value to another benefit, on the basis of either (a) the actuarial assumptions in Exhibit E-1, E-2, E-3, or E-4, as applicable or (b) the mortality table and interest rate described in the applicable Supplement.
Notwithstanding the above to the contrary, effective February 1, 2006, for purposes of optional form of benefit conversions (including optional form of benefit conversions described in Supplements 2, 3 and 4, but excluding optional form of benefit conversions described in Supplement 1), Actuarial Equivalent means a benefit determined to be of equal value to another benefit on the basis of the greater of (1) either (a) the actuarial equivalent, computed using the actuarial assumptions in Exhibit E-1, E-2, E-3, or E-4, as applicable, of the accrued benefit as of February 1, 2006 or (b) the actuarial equivalent, computed using the mortality and interest rate described in the applicable Supplement, of the accrued benefit as of February 1, 2006, or (2) the actuarial equivalent, computed using the RP-2000 Combined Healthy Participant Table (RP2000CH), weighted 80% male/20% female and 6% interest compounded annually, of the accrued benefit as of the date of determination on or after February 1, 2006.
Notwithstanding anything herein to the contrary, for purposes of Section 12.8 Actuarial Equivalent value shall be determined as follows: (and, effective February 1, 2006, for purposes of the determination of the optional form of benefit conversion to the Level Income Option described in Section 6.2.4, Actuarial Equivalent value shall be determined as follows (provided, that with respect to the Level Income Option optional form of benefit conversion determination, Actuarial Equivalent value shall be determined on the basis of the greater of (1) either (a) the actuarial equivalent, computed using the actuarial assumptions in Exhibit E-1, E-2, E-3, or E-4, as applicable, of the accrued benefit as of February 1, 2006 or (b) the actuarial equivalent, computed using the mortality and interest rate described in the applicable Supplement, of the accrued benefit as of February 1, 2006, or (2) the actuarial equivalent, computed as provided below, of the accrued benefit as of the date of determination on or after February 1, 2006)):

(a)
with respect to FMC Participants whose Annuity Starting Dates occurred prior to June 1, 1995, based on the actuarial assumptions in Exhibit E-4; provided that the interest rate shall not exceed the immediate rate used by the Pension Benefit Guaranty Corporation for lump sum distributions occurring on the first day of the Plan Year that contains the Annuity Starting Date;

(b)
with respect to FMC Participants with Annuity Starting Dates occurring on or after June 1, 1995, and who had an Hour of Service prior to August 31, 1999, based on the 1983 Group Annuity Mortality Table (weighed 50% male and 50% female) (or the applicable mortality table prescribed under Section 417(e)(3) of the Code) and the lesser of the interest rate in Exhibit E-4 or the applicable interest rate prescribed under Section 417(e)(3) of the Code for the November preceding the Plan Year that contains the Annuity Starting Date;

(c)
for Annuity Starting Dates occurring on or after August 31, 1999, with respect to any Participant who did not have an Hour of Service prior to August 31, 1999, based on the 1983 Group Annuity Mortality Table (weighted 50% male and 50% female) (or the applicable mortality table, prescribed under Section 417(e)(3) of the Code) and the applicable interest rate prescribed under Section 417(e)(3) of the Code for the November preceding the Plan Year that contains the Annuity Starting Date;

(d)
for Annuity Starting Dates occurring on or after December 31, 2002, using the applicable interest rate as described above, and based on the 1994 Group Annuity Reserving Table (weighted 50% male, 50% female and projected to 2002 using Scale AA), which is the applicable mortality table prescribed in Rev. Rul. 2001-62, (or the applicable mortality table, prescribed under Section 417(e)(3) of the Code or other guidance of general applicability issued thereunder); and

(e)
Effective January 1, 2008, and solely for purposes of the determination of the present value of benefits pursuant to Code Section 417(e): (1)  the applicable interest rate shall mean the applicable interest rate described in Code Section 417(e)(3)(C), which is the adjusted first, second and third segment rates (defined in Code Section 417(e)(3)(D)) applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month of November preceding the first day of the Plan Year which includes the date of distribution, and (2) the applicable mortality table shall mean the applicable mortality table described in Code Section 417(e)(3)(B), Revenue Ruling 2007-67 and subsequent guidance (including regulations) issued by the Internal Revenue Service.

Administrator means the Company. The Plan is administered by the Company through the Committee. “The Administrator” and the Committee have the responsibilities specified in Article IX.
Affiliate means any corporation, partnership, or other entity that is:

(a)	a member of a controlled group of corporations of which the Company is a member (as described in Code Section 414(b));

(b)	a member of any trade or business under common control with the Company (as described in Code Section 414(c));

(c)	a member of an affiliated service group that includes the Company (as described in Code Section 414(m));

(d)	an entity required to be aggregated with the Company pursuant to regulations promulgated under Code Section 414(o); or

(e)
a leasing organization that provides Leased Employees to the Company or an Affiliate (as determined under paragraphs (a) through (d) above), unless (i) the Leased Employees constitute less than 20% of the nonhighly compensated workforce of the Company and Affiliates (as determined under paragraphs (a) through (d) above); and (ii) the Leased Employees are covered by a plan described in Code Section 414(n)(5).

“Leasing organization” has the meaning ascribed to it in the definition of “Leased Employee” below.
For purposes of Section 3.5, the 80% thresholds of Code Sections 414(b) and (c) are deemed to be “more than 50%,” rather than “at least 80%.”
Annuity Starting Date means the first day of the first period for which an amount is paid in an annuity or other form of benefit. In the case of a lump sum distribution, the Annuity Starting Date is the date payment is actually made.
Beneficiary means the person or persons determined pursuant to Section 12.4.
Benefits Agreement means the Employee Benefits Agreement by and between FMC and the Company.
Board means the board of directors of the Company.
Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code includes that provision, any successor to it and any valid regulation promulgated under the provision or successor provision.
Committee means the FTI Employee Benefits Plan Committee as described in Section 9.3, its authorized delegates and any successor to the Committee.
Company means FMC Technologies, Inc., a Delaware corporation, and any successor to it.
Early Retirement Benefit means the benefits determined pursuant to Section 3.2.

Early Retirement Date means (a) in the case of an FMC Participant who became a Participant in the FMC Plan before January 1, 1984, such Participant’s 55th birthday; and (b) in the case of an FMC Participant who became a Participant in the FMC Plan after December 31, 1983, or any other Employee who became a Participant in this Plan after the Effective Date, the later of the Participant’s 55th birthday and the date the Participant acquires 10 Years of Credited Service.
Earnings means the total compensation paid by the Company or a Participating Employer to an Eligible Employee for each Plan Year that is currently includible in gross income for federal income tax purposes:

(a)
including: overtime, administrative and discretionary bonuses (including, gainsharing bonuses, performance related bonuses, completion bonuses (except as provided below); sales incentive bonuses; earned but unused vacation, back pay, sick pay (other than a cash payment of unused sick days) and state disability benefits; plus the Employee’s Pre-Tax Contributions and amounts contributed to a plan described in Code Section 125 or 132; and the incentive compensation (including management incentive bonuses which may be paid in cash and restricted stock and local incentive bonuses) earned during the Plan Year;

(b)
but excluding: hiring bonuses; referral bonuses; stay bonuses; retention bonuses; awards (including safety awards, “Gutbuster” awards and other similar awards); amounts received as deferred compensation; disability payments from insurance or the Long-Term Disability Plan for Employees of FMC Technologies, Inc. (other than state disability benefits); workers’ compensation benefits; flexible credits (i.e., wellness awards and payments for opting out of benefit coverage); expatriate premiums (including completion of expatriate assignment bonuses); grievance or settlement pay; severance pay; incentives for reduction in force; accrued (but not earned) vacation; other special payments such as reimbursements, relocation or moving expense allowances; stock options or other stock-based compensation (except as provided above); any gross-up paid by a Participating Employer; other distributions that receive special tax benefits; any amounts paid by a Participating Employer to cover an Employee’s FICA tax obligation as to amounts deferred or accrued under any nonqualified retirement plan of a Participating Employer; and, pay in lieu of notice.

(c)
The annual amount of Earnings taken into account for a Participant must not exceed $160,000 (as adjusted by the Internal Revenue Service for cost-of-living increases in accordance with Code Section 401(a)(17)(B)); provided, however, in determining benefit accruals after December 31, 2001, the annual amount of Earnings taken into account for a Participant must not exceed $200,000 (as adjusted by the Internal Revenue Service, for cost of living increases in accordance with code Section 401(a)(17)(B)). For purposes of determining benefit accruals in any Plan year after December 31, 2001,

Earnings for any prior Plan Year shall be subject to the applicable limit on Earnings for that prior year.
Participant’s Earnings will be conclusively determined according to the Company’s records.
An FMC Participant’s Earnings shall include all “Earnings” determined under the FMC Plan on and prior to April 30, 2001.
Notwithstanding anything herein to the contrary, effective January 1, 2009, Earnings shall include differential wage payments as described in Section 2.4(b) of the Plan.
Notwithstanding any Plan provision to the contrary, a Frozen Participant’s Earnings shall not include any compensation paid by the Company or a Participating Employer to the Frozen Participant for any Plan Year commencing on or after January 1, 2010.
Effective Date means (i) May 1, 2001 or, if later, an Employee’s Employment Commencement Date or Reemployment Commencement date, whichever is applicable, or (ii) with respect to each FMC Participant, May 1, 2001 or, if later, the date such FMC Participant’s accrued benefit under the FMC Plan is deemed transferred to this Plan under the Benefits Agreement.
Eligible Employee means an Employee of a Participating Employer who is employed on a salaried basis or in such other classifications as the Company may designate as salaried positions, other than:

(a)	a Leased Employee;

(b)	a member of a bargaining unit covered by a collective bargaining agreement that does not specifically provide for participation in the Plan by members of the bargaining unit; or

(c)
any Employee who generally resides outside the United States or whose principal duties generally are performed outside the United States as determined by the Company, unless such individual is a United States citizen or permanent resident alien or the Company designates such individual as an Eligible Employee.

Any individual who is a United States citizen or permanent resident alien and who is employed by a Foreign Subsidiary in a position which would make such individual an Eligible Employee if employed by the Company shall be deemed to be employed by the Company, provided that no entity other than the Company makes contributions under any funded plan of deferred compensation (other than the Thrift Plan or any governmental retirement plan) with respect to the remuneration such individual receives from such Foreign Subsidiary.

Notwithstanding any Plan provision to the contrary, (i) no Employee shall become an Eligible Employee on or after January 1, 2010; (ii) any individual who becomes an Employee as a result of that certain transaction by and between Direct Drive Systems, Inc. and FMC Technologies, Inc., memorialized under the Purchase Agreement dated September 9, 2009, shall not be an Eligible Employee; and (iii) any Participant who incurs a Severance From Service Date and is subsequently re-employed on or after January 1, 2010 following such Severance From Service Date, shall not be eligible to recommence participation in the Plan following such date of reemployment that occurs on or after January 1, 2010.
Employee means a common law employee or Leased Employee of the Company or an Affiliate, subject to the following rules:

(a)	a person who is not a Leased Employee and who is engaged as an independent contractor is not an Employee;

(b)	only individuals who are paid as employees from the payroll of the Company or an Affiliate and treated as employees are Employees under the Plan; and

(c)	any person retroactively found to be a common law employee shall not be eligible to participate in the Plan for any period he was not an Employee under the Plan.
Employee Contributions means required contributions made by Participants to the FMC Plan or prior plans prior to May 1, 1969.
Employment Commencement Date means the date on which the Employee first performs an Hour of Service.
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA includes the provision, any successor provision and any valid regulation promulgated under the provision or successor provision.
50% Joint and Survivor’s Annuity means the immediate annuity determined pursuant to Section 6.1.2.
Final Average Yearly Earnings means 1/5th of the sum of the Participant’s Earnings while an Eligible Employee (or with respect to an FMC Participant, while an Eligible Employee or while an eligible employee under the FMC Plan) for the 60 consecutive calendar months (not taking into account months in which the Participant had no Earnings) out of the past 120 calendar months in which such Earnings were the highest. If the commencement of a Participant’s retirement benefits hereunder is preceded by a period of long-term disability, the Company may adjust Final Average Yearly Earnings on a nondiscriminatory basis; provided, however, that no such adjustment shall be made to the Final Average Yearly Earnings of any Participant who initially commences receiving disability benefits on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc. With respect to Participants who accepted offers of employment with Snap-On

Incorporated (“Snap-On”) as a result of the Company’s sale of assets of its Automotive Service Equipment Division to Snap-On, the Participants’ Earnings shall include eligible wages with Snap-On and its subsidiaries for purposes of calculating Final Average Yearly Earnings. Notwithstanding any Plan provision to the contrary, a Frozen Participant’s Final Average Yearly Earnings shall be determined as of December 31, 2009, and shall not be redetermined thereafter.
FMC means FMC Corporation, a Delaware corporation.
FMC Beneficiary means an individual who was receiving benefits under the FMC Plan as a result of the death of an FMC Participant and whose benefit was transferred to this Plan pursuant to the FTI Spinoff.
FMC Joint Annuitant means an individual who was designated as a joint annuitant of an FMC Participant under the FMC Plan, the benefits of such FMC Participant which were transferred to this Plan pursuant to the FTI Spinoff.
FMC Participant means any participant in Part I Salaried and Non-Union Hourly Employee’s Retirement Plan of the FMC Plan who had their accrued benefit, years of credited service and years of vesting service under the FMC Plan transferred to this Plan, pursuant to the FTI Spinoff.
FMC Plan means the FMC Corporation Employees’ Retirement Program.
FTI Spinoff means the transfer of assets and liabilities attributable to FMC Participants from the FMC Plan to this Plan pursuant to the Benefits Agreement.
Foreign Subsidiary means a foreign corporation covered by an agreement between the Company and the Internal Revenue Service extending Federal Social Security benefits to such foreign corporation’s employees who are United States citizens, provided that either (a) not less than 20% of the voting stock of such foreign corporation is owned by the Company or (b) more than 50% of the voting stock of such foreign corporation is owned by another foreign corporation which is described in (a) above.
Frozen Participant means a Participant who has less than five (5) Years of Vesting Service as of December 31, 2009.
Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of duties and, for each FMC Participant, each hour of service credited to such individual under the FMC Plan as of the date prior to the Effective Date for such FMC Participant. Hours of Service will be credited to the Employee for the computation period in which the duties are performed. To the extent required by law, Hour of Service will include each hour for which an Employee is paid, or entitled to payment, by the Company or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Nor more than

501 Hours of Service will be credited for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service for these purposes will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference. Also to the extent required by law, Hours of Service will include each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, provided however, the same hours of service will not be credited. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
Individual Life Annuity means the annuity determined pursuant to Section 6.1.1.
Interest means interest compounded annually at the following rates:

(a)	if Employee Contributions are withdrawn prior to retirement then

(i)	for periods prior to January 1, 1976 at a rate equal to 3%; and

(ii)	for periods on and after January 1, 1976 at a rate equal to 5%.

(b)	if Employee Contributions are not withdrawn and are used to increase a Participant’s Normal Retirement Benefit under Section 3.1.3, then at a rate equal to 5%.
Investment Manager means a person who is an “investment manager” as defined in section 3(38) of ERISA.
Joint Annuitant means the individual determined pursuant to Section 6.4.
Leased Employee means an individual who performs services for the Company or an Affiliate on a substantially full-time basis for a period of at least one year, under the primary direction or control of the Company or an Affiliate, and under an agreement between the Company or Affiliate and a leasing organization. The leasing organization can be a third party or the Leased Employee himself.
Level Income Option means the annuity determined pursuant to Section 6.2.4.
Normal Retirement Date means the Participant’s 65th birthday.
100% Joint and Survivor’s Annuity means the immediate annuity determined pursuant to Section 6.2.3.
One-Year Period of Severance means a 12-consecutive-month period commencing on an Employee’s Severance From Service Date in which the Employee is not credited with an Hour of Service.
Participant means an Eligible Employee who has begun, but not ended, his or her participation in the Plan pursuant to the provisions of Article II and, unless specifically indicated otherwise, shall include each FMC Participant. If a Participant who is vested in the Participant’s accrued benefit on his or her Severance from Service Date is subsequently reemployed after his or her Severance from Service Date, he or she will become a Participant immediately upon reemployment. If a Participant who is not vested in the Participant’s accrued benefit on his or her Severance from Service Date is subsequently reemployed after his Severance from Service Date, he or she will become a Participant immediately upon reemployment, unless his or her Period of Severance is greater than or equal to five One-Year Periods of Severance.
Participating Employer means the Company and each other Affiliate that adopts the Plan with the consent of the Board, as provided in Section 12.12.
Period of Service means the period commencing on the Effective Date and ending on the Severance From Service Date including, for each FMC Participant, periods of service credited under the FMC Plan as of the date immediately prior to the relevant Effective Date for such FMC Participant. All Periods of Service (whether or not consecutive) shall be aggregated. For a Participant who is not immediately eligible to participate in the Plan under the terms of Section 2.1 hereof, Period of Service shall include service from and after the first day of the period in which they become eligible to participate in the Plan pursuant to the terms of Section 2.1, but in no event earlier than the Participant’s date of hire by the Company or its Affiliates. Notwithstanding the foregoing, if an Employee incurs a One-Year Period of Severance at a time when he or she has no vested interest under the Plan and the Employee does not perform an Hour of Service within 5 years after the beginning of the One-Year Period of Severance, the Period of Vesting Service prior to such One-Year Period of Severance shall not be aggregated.
Period of Severance means the period commencing on the Severance From Service Date and ending on the date on which the Employee again performs an Hour of Service.
Plan means Part I Salaried and Nonunion Hourly Employees’ Retirement Plan of the FMC Technologies, Inc. Employees’ Retirement Program.
Plan Year means the period beginning May 1, 2001 and ending December 31, 2001 and thereafter the 12-month period beginning on January 1 and ending the next December 31.
Primary Social Security Benefit means the primary benefit which the Participant is eligible to receive at age 65 under the old age portion of the Federal Old Age, Survivors’ and Disability Insurance Program assuming that after termination of employment with the Company and Affiliates the Participant has no further earnings subject to such programs. A Participant’s Primary Social Security Benefit shall be determined by taking his Earnings at the time of his employment and applying a salary scale, projected backwards, reflecting the actual change in the average wage from year to year as determined by the Social Security Administration.
Reemployment Commencement Date means the first date following a Period of Severance which is not required to be taken into account for purposes of an Employee’s

Period of Vesting Service on which the Employee performs an Hour of Service.
Savings Plan means the FMC Technologies, Inc. Employees’ Savings and Investment Plan, as amended from time to time.
Severance From Service Date means the earliest of:

(a)	the date on which an Employee voluntarily terminates, retires, is discharged or dies;

(b)
the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Company and Affiliates for any reason other than voluntary termination, retirement, discharge or death; or

(c)
the second anniversary of the date an Employee is absent pursuant to a maternity or paternity leave of absence; provided, however, that the period between the first and second anniversaries of the first date of such absence shall be neither a Period of Service nor a One-Year Period of Severance.

Notwithstanding the foregoing, a Severance From Service Date shall not be considered to have occurred under the following circumstances:

(i)	during a leave of absence, vacation or holiday with pay; during a leave of absence without pay granted by reason of disability or under the Family and Medical Leave Act of 1993;

(ii)
during a period of qualified military service, provided the Employee makes application to return within 90 days after completion of active service and returns to active employment as an Employee while reemployment rights are protected by law. If the Employee does not so return, the Employee shall have a Severance From Service Date on the first anniversary of the date of entry into military service.

If the Employee violates the terms of a leave of absence, the Employee shall be deemed to have voluntarily terminated as of the date of such violation. In the case of a leave in excess of 12 months, if the Employee fails to return to active employment immediately after such leave, the Employee shall be deemed to have voluntarily terminated as of the last day of the 12th month of the leave.
A “maternity or paternity leave of absence” means an absence from work by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.
Social Security Covered Compensation Base means the average of the compensation and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the participant attains Social Security retirement age as defined in Section 415(b)(8) of the Code. Notwithstanding any Plan provision to the contrary, no future adjustments occurring pursuant to Section 230 of the Social Security Act after December 31, 2009 shall be made to the Social Security Covered Compensation Base with respect to any Frozen Participant.
Supplement means the provisions of the Plan which apply only to a specific group of Employees or Participants as detailed in such Supplement and which override any contrary provision of the Plan.
Trust means the trust established by the Trust Agreement. “Trust Agreement” means the trust agreement or agreements, as amended from time to time, entered into by the Company and the Trustee pursuant to Section 8.1. “Trustee” means the trustee or trustees at any time appointed by the Company pursuant to Section 8.1.
Trust Fund means the trust fund established and maintained by the Trustee to hold all assets of the Plan pursuant to the Trust Agreement.
Year of Credited Service means (a) for an FMC Participant, his or her years of credited service under the FMC Plan prior to such FMC Participant’s Effective Date, and (b) the total number of calendar months during the Employee’s Period of Service while the Employee is an Eligible Employee and after he has become a Participant divided by 12. A partial month in such Period of Service counts as a whole month, and fractional Years of Credited Service shall be taken into account in determining a Participant’s benefits. Year of Credited Service shall also include such other periods as the Company recognizes as a Year of Credited Service, pursuant to written and nondiscriminatory rules.
Notwithstanding the foregoing, Year of Credited Service shall not include (i) any leave of absence without pay unless the Employee returns to active employment as an Employee immediately after such leave and abides by all the terms of the leave, (ii) any maternity or paternity leave of absence unless the Employee returns to active employment as an Employee within 12 months after the first day of such leave, (iii) any period of service with respect to which such Eligible Employee accrues a benefit under the FMC Plan on or after May 1, 2001 or any pension, profit sharing or other retirement plan listed on Exhibit A, or (iv) with respect to any Employee who initially commences receiving disability benefits effective on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc., any period for which the Employee receives such benefits.
Notwithstanding any Plan provision to the contrary, except as provided below with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date, the accrual of any future Year of Credited Service for all Frozen Participants shall cease and, as a result, Year of Credited Service with respect to a Frozen Participant shall not include any Period of Service of the Frozen Participant on or after January 1, 2010. Notwithstanding the preceding to the contrary, with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date, each future Year of Credited Service of the Frozen Participant shall be taken into account.

Year of Vesting Service means (a) for an FMC Participant, his or her years of service and years of vesting service credited under the FMC Plan prior to such FMC Participant’s Effective Date, and (b) the total number of calendar months during the Employee’s Period of Service divided by 12, determined in accordance with the following rules:

(i)	a partial month in the Employee’s Period of Service counts as a whole month;

(ii)
if the Employee has a Severance From Service Date by reason of a voluntary termination, discharge or retirement and the Employee then performs 1 Hour of Service within 12 months of the Severance From Service Date, such Period of Severance is included in the Period of Vesting Service. If the Employee has a Severance From Service Date by reason of a voluntary termination, discharge or retirement during an absence from service of 12 months or less for any reason other than a voluntary termination, discharge or retirement, and then performs 1 Hour of Service within 12 months of the date on which the Employee was first absent from service, such Period of Severance is included in the Period of Vesting Service;

(iii)	period of Vesting Service also includes the following:

(1)
a period of employment with an employer substantially all of the equity interest or assets of which have been acquired by the Company or an Affiliate, but only to the extent that the Company expressly recognizes such period as a Period of Vesting Service pursuant to written and nondiscriminatory rules; and

(2)	such other periods as the Company recognizes as a Period of Vesting Service pursuant to written and nondiscriminatory rules.

(iv)
Notwithstanding the foregoing, Year of Vesting Service shall not include with respect to any Employee who initially commences receiving disability benefits effective on or after January 12, 2006 under the Long-Term Disability Plan for Employees of FMC Technologies, Inc., any period for which the Employee receives such benefits.

ARTICLE II

Participation

2.1	Eligibility and Commencement of Participation

Each FMC Participant shall automatically became a Participant in the Plan on such FMC Participant’s Effective Date. Except as otherwise provided in the applicable Supplement, each other Employee shall automatically become a Participant in the Plan as of the first day of the month in which the Participant satisfies all of the following requirements:

(a)	the Employee is an Eligible Employee; and

(b)
the Employee either (i) is a regular, full-time Employee, or (ii) has completed not less than 1,000 Hours of Service in a 12-month period beginning on the date his employment commenced or any anniversary thereof.

Notwithstanding any Plan provision to the contrary, (a) no Employee shall become a Participant in the Plan on or after January 1, 2010; (b) no Frozen Participant shall be credited with future Earnings for any Plan Year commencing on or after January 1, 2010; (c) except with respect solely to the determination of whether a Frozen Participant has attained his or her Early Retirement Date as set forth in the definition of Year of Credited Service set forth in Article I of the Plan, no Frozen Participant shall accrue any future Year of Credited Service on or after January 1, 2010; and (d) no future adjustments occurring pursuant to Section 230 of the Social Security Act on or after January 1, 2010 shall be made to the Social Security Covered Compensation Base with respect to any Frozen Participant.

2.2	Provision of Information
Each Participant must make available to the Administrator any information it reasonably requests. As a condition of participation in the Plan, each Employee and FMC Participant agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee’s participation in the Plan, to be bound by all provisions of the Plan.

2.3	Termination of Participation
A Participant ceases to be a Participant when he or she dies or, if earlier, when his or her entire vested benefit accrued under the Plan has been paid to him or her.

2.4	Special Rules Relating to Veterans’ Reemployment Rights

(a)
General Rule. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to “qualified military service” will be provided in accordance with Section 414(u) of the Code. “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title  38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

(b)
Differential Wage Payments. Effective January 1, 2009, an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Participating Employer making the payment and the differential wage payment is treated as Earnings under the Plan.
The Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code due to any contribution or benefit which is based on the differential wage payment provided that all Employees of the Participating Employer are entitled to receive differential wage payments, and to make contributions based on such payments, on reasonably equivalent terms.

(c)
Death During Qualified Military Service. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

ARTICLE III

Normal, Early and Deferred Retirement Benefits

3.1	Normal Retirement Benefits
3.1.1    Normal Retirement: A Participant who retires on the Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit determined under Section 3.1.2. Payment of such benefit shall commence as of the first day of the month coincident with or next following the Participant’s Normal Retirement Date, unless the Participant elects to defer commencement subject to Section 3.3.2.
3.1.2    Calculation of Normal Retirement Benefit: Subject to Section 3.1.3, a Participant’s monthly Normal Retirement Benefit shall be equal to the product of (a) multiplied by (b) below:

(a)	1/12th of the sum of (i) and (ii) below:

(i)
the sum of (1) 1% of the Participant’s Final Average Yearly Earnings up to the Social Security Covered Compensation Base and (2) 1-1/2% of the Participant’s Final Average Yearly Earnings in excess of the Social Security Covered Compensation Base multiplied by the Participant’s expected Years of Credited Service at age 65 up to 35 Years of Credited Service; and

(ii)	1-1/2% of the Participant’s Final Average Yearly Earnings multiplied by the Participant’s expected Years of Credited Service at age 65 in excess of 35 Years of Credited Service.

(b)	the ratio of actual Years of Credited Service to expected Years of Credited Service at age 65.
In no event, however, shall an FMC Participant’s monthly Normal Retirement Benefit be less than his or her accrued monthly Normal Retirement Benefit under the FMC Plan as of December 31, 1990.
3.1.3    Increases for Employee Contributions: Employee Contributions and Interest credited to a Participant are not paid as an accrued benefit, but rather may be withdrawn by the Participant at any time pursuant to Section 5.2 hereof. However, if a Participant does not elect to withdraw the Employee Contributions and Interest credited to the Participant either at the time of Retirement or before, pursuant to the terms of Section 5.2 hereof, a Participant’s Normal Retirement Benefit shall be increased $1 for each $120.00 of unwithdrawn Employee Contributions credited to the Participant.
3.1.4    Reductions for Certain Benefits: A Participant’s Normal Retirement Benefit shall be reduced by the value of (a) for FMC Participants, the FMC Participant’s vested benefit accrued under the FMC Plan as of November 30, 1985 (to the extent funded by the Aetna nonparticipating annuity contract or the Prudential nonparticipating annuity contract) and (b) any vested benefit payable to the Participant under the FMC Plan or any pension, profit sharing or other retirement plan other than the Savings Plan (hereinafter called “Duplicate Benefit Plan”) which is attributable to any period which counts as Credited Service under this Plan. For purposes of determining the amount of any Duplicate Benefit Plan reduction, the vested benefit under the Duplicate Benefit Plan shall be converted to a form which is identical to the form of benefit which is to be paid under this Plan, including any applicable reductions for early commencement as determined under the Plan or the Duplicate Benefit Plan, as applicable. Such values will be determined as of the earlier of the Annuity Starting Date under the Plan, or the date distribution of such vested benefit was made or commenced under the Duplicate Benefit Plan as applicable.

3.2	Early Retirement Benefits
3.2.1    Early Retirement: A Participant who retires on or after the Early Retirement Date shall be entitled to receive an Early Retirement Benefit determined under Section 3.2.2. Payment of such benefit shall commence as of the first of the month after the Participant retires or, if the Participant elects, as of the first day of any subsequent month. Any such election of a deferred commencement date may be revoked at any time prior to such date and a new date may be elected by giving advance written notice to the Administrator in accordance with rules prescribed by the Administrator.
3.2.2    Calculation of Early Retirement Benefit: Subject to Sections 3.2.3 and 3.2.4, a Participant’s monthly Early Retirement Benefit shall be equal to the greater of (a) or (b) below:

(a)	an amount determined pursuant to Section 3.1.2; and

(b)	for an FMC Participant, his or her accrued monthly unreduced Early Retirement Benefit under the FMC Plan as of December 31, 1990 that was transferred to the Plan in the FTI Spinoff.
3.2.3    Early Retirement Reduction Factor: The Participant’s Early Retirement Benefit computed pursuant to Section 3.2.2 shall be reduced by 1 /3 of 1% for each 1 month in excess of 36 by which the commencement of the Participant’s Early Retirement Benefit precedes the Participant’s 65th birthday.
3.2.4    Adjustments to Early Retirement Benefit: To the extent applicable, a Participant’s Early Retirement Benefit shall be increased as provided in Section 3.1.3 except that the number of dollars of unwithdrawn Employee Contributions and Interest required to provide $1 of monthly retirement benefits shall be increased by $3 for each full year by which the commencement of the Participant’s Early Retirement Benefit precedes the Participant’s Normal Retirement Date. Partial years shall be prorated on the basis of $0.25 per month.

3.3	Deferred Retirement Benefits
3.3.1    Deferred Retirement: A Participant who retires after the Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit determined under Section 3.1.2 commencing as of the first day of the month coinciding with or next following the date the Participant actually retires. Each Participant shall accrue additional benefits hereunder after the Participant’s Normal Retirement Date with respect to the portion of the Normal Retirement Benefit which is attributable to contributions by the Company, and the amount, if any, of Employee Contributions and Interest required to provide $1 of monthly retirement benefit under Section 3.1.3 shall be decreased by $3 for each full year by which the commencement of the Normal Retirement Benefit follows the Normal Retirement Date. Partial years shall be prorated on the basis of $0.25 per month. If a Participant who is not employed by the Company or its Affiliates on his or her Normal Retirement Date defers his or her Normal Retirement Benefit will be paid retroactive to the Participant’s Normal Retirement Date as soon as reasonably practicable after the Plan Administrator learns of the deferred benefit.
3.3.2    Distribution Requirements: Except as hereinafter provided, unless the Participant elects otherwise in accordance with the terms of the Plan, payment of a Participant’s retirement benefits will begin no later than 60 days after the close of the Plan Year in which the latest of the following events occurs:

(a)	the Participant’s 65th birthday;

(b)	the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

(c)	the Participant terminates employment with the Company and all Affiliates.
If the amount of the payment required to commence on the date determined under this Section 3.3.2 cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrator cannot locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under this Plan or the date the Participant is located.
Notwithstanding any other provision of this Plan:

(i)
the accrued benefit of a Participant who attains age 70-1/2 on or after January 1, 2000 must be distributed or commence to be distributed no later than the April 1 following the later of (1) the calendar year in which the Participant attains age 70-1/2 or (2) the calendar year in which the Participant retires (unless the Participant is a 5% owner, as defined in Code Section 416, of the Company with respect to the Plan Year in which the Participant attains age 70-1/2, in which case this Subsection (2) shall not apply); and

(ii)
the accrued benefit of a Participant who attains age 70-1/2 prior to January 1, 2000 must be distributed or commence to be distributed no later than the April 1 following the calendar year in which the Participant attains age 70-1/2 unless the Participant is not a 5% owner (as defined in Subsection (i)) and elects to defer distribution to the calendar year in which the Participant retires.

All Plan distributions will comply with Code Section 401(a)(9), including Department of Treasury Regulation Section 1.401(a)(9)-2. With respect to distributions made under the Plan for Plan Years beginning on or after January 1, 2003, all Plan distributions will comply with Code Section 401(a)(9), including Department of Treasury Regulation Section 1.401(a)(9)-2 through 1.401(a)(9)-9, as promulgated under Final and Temporary Regulations published in the Federal Register on April 17, 2002 (the ‘401(a)(9) Regulations’), with respect to minimum distributions under Code Section 401(a)(9). In addition, the benefit payments distributed to any Participant on or after January 1, 2003, will satisfy the incidental death benefit provisions under Code Section 401(a)(9)(G) and Department of Treasury Regulation Section 1.401(a)(9)-5(d), as promulgated in the 401(a)(9) Regulations. To the extent required by Coe Section 401(a)(9)(C)(iii), or any other applicable guidance issued thereunder, with respect to a Participant who retires in a calendar year after the calendar year in which the Participant attains age 70 ½, the actuarial increase in such Participant’s accrued benefit mandated by Code Section 401(a)(9)(C)(iii) shall be implemented notwithstanding any suspension of benefits provision applicable to such Participant pursuant to ERISA 203(a)(3)(B), Code Section 411(a)(3)(B) and the terms of the Plan.

3.4	Suspension of Benefits
3.4.1    Prior to Normal Retirement Date: If a Participant receives retirement benefits under the Plan following a termination of his employment prior to the Participant’s Normal Retirement Date and again becomes an Employee prior to the Participant’s Normal Retirement Date, no retirement benefits shall be paid during such later period of employment and up to the Participant’s Normal Retirement Date. Any benefits payable under the Plan to or on behalf of the Participant at the time of the Participant’s subsequent termination of employment shall be reduced by the actuarial equivalent (based on the assumptions in Exhibit E-4) of any benefits paid to the Participant after the Participant earlier termination and prior to his Normal Retirement Date.
3.4.2    After Normal Retirement Date: If (a) a Participant whose employment terminates again becomes an Employee after the Participant’s Normal Retirement Date, or again becomes an Employee prior to the Participant’s Normal Retirement Date and continues in employment beyond the Participant’s Normal Retirement Date, or (b) a Participant continues in employment with the Company and Affiliates after his Normal Retirement Date without a prior termination, the following provisions of this Section 3.4.2 shall become applicable to the Participant as of the Participant’s Normal Retirement Date or, if later, the Participant’s date of reemployment.

(i)	For purposes of this Section 3.4.2, the following definitions shall apply:

(1)	Postretirement Date Service means each calendar month after a Participant’s Normal Retirement Date and subsequent to the time that:

(A)	payment of retirement benefits commenced to the Participant if the Participant returned to employment with the Company and Affiliates, or

(B)
payment of retirement benefits would have commenced to him if the Participant had not remained in employment with the Company and Affiliates, if in either case the Participant receives pay from the Company and Affiliates for any Hours of Service performed on each of 8 or more days (or separate work shifts) in such calendar month.

(2)	Suspendable Amount means the monthly retirement benefits otherwise payable in a calendar month in which the Participant is engaged in Postretirement Date Service.

(ii)
Payment shall be permanently withheld of a portion of a Participant’s retirement benefits, not in excess of the Suspendable Amount, for each calendar month during which the Participant is employed in Postretirement Date Service. If payments have been suspended pursuant to Subsection (ii) above, such payments shall resume no later than the first day of the third calendar month after the calendar month in which the Participant ceases to be employed in Postretirement Date Service; provided, however, that no payments shall resume until the Participant has complied with the requirements set forth in Subsection (vi) below. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of Postretirement Date Service and the resumption of payment, less any amounts that are subject to offset pursuant to Subsection (iv) below.

(iii)
Retirement benefits made subsequent to Postretirement Date Service shall be reduced by (1) the actuarial equivalent (based on the assumptions in Exhibit E-4) of any benefits paid to the Participant prior to the time the Participant is reemployed after the Participant’s Normal Retirement Date; and (2) the amount of any payments previously made during those calendar months in which the Participant was engaged in Postretirement Date Service; provided, however, that such reduction under (Subsection (2)) shall not exceed, in any one month, 25% percent of that month’s total retirement benefits (excluding amounts described in Subsection (ii) above) that would have been due but for the offset.

(iv)
Any Participant whose retirement benefits are suspended pursuant to Subsection (ii) of this Section 3.4.2 shall be notified (by personal delivery or certified or registered mail) during the first calendar month in which payments are withheld that the Participant’s retirement benefits are suspended. Such notification shall include:

(1)	a description of the specific reasons for the suspension of payments;

(2)	a general description of the Plan provisions relating to the suspension;

(3)	a copy of the provisions;

(4)	a statement to the effect that applicable Department of Labor Regulations may be found at Section 2530.203-3 of Title 29 of the Code of Federal Regulations;

(5)	the procedure for appealing the suspension, which procedure shall be governed by Section 12.11; and

(6)	the procedure for filing a benefits resumption notification pursuant to Subsection (vi) below.
If payments subsequent to the suspension are to be reduced by an offset pursuant to Subsection (iv) above, the notification shall specifically identify the periods of employment for which the amounts to be offset were paid, the Suspendable Amounts subject to offset, and the manner in which the Plan intends to offset such Suspendable Amounts.

(v)
Payments shall not resume as set forth in Subsection (iii) above until a Participant performing Postretirement Date Service notifies the Administrator in writing of the cessation of such Service and supplies the Administrator with such proof of the cessation as the Administrator may reasonably require.

(vi)	A Participant may request, pursuant to the procedure contained in Section 12.11, a determination whether specific contemplated employment will constitute Postretirement Date Service.

3.5	Benefit Limitations
3.5.1    Limitation on Accrued Benefit: Notwithstanding any other provision of the Plan, the annual benefit payable under the Plan to a Participant, when expressed as a monthly benefit commencing at the Participant’s Social Security Retirement Age (as defined in Code Section 415(b)(8)), shall not exceed the lesser of (a) $13,333.33 or (b) the highest average of the Participant’s monthly compensation for 3 consecutive calendar years, subject to the following:

(i)
The maximum shall apply to the Individual Life Annuity computed under Section 3.1, 3.2, 3.3 or Article IV and to that portion of the Accrued Benefit (as adjusted as required under Code Section 415) payable in the form elected to the Participant during the Participant’s lifetime.

(ii)
If a Participant has fewer than 10 years of participation in the Plan, the maximum dollar limitation of Subsection (a) above shall be multiplied by a fraction of which the numerator is the Participant’s actual years of participation in the Plan (computed to fractional parts of a year) and the denominator is 10. If a Participant has fewer than 10 Years of Vesting Service, the maximum compensation limitation in Subsection (b) above shall be multiplied by a fraction of which the numerator is the Years of Vesting Service (computed to fractional parts of a year) and the denominator is 10. Provided, however, that in no event shall such dollar or compensation limitation, as applicable, be less than 1/10th of such limitation determined without regard to any adjustment under this Subsection (ii).

(iii)
As of January 1 of each year, the dollar limitation as adjusted by the Commissioner of Internal Revenue for that calendar year to reflect increases in the cost of living shall become effective as the maximum dollar limitation in Subsection (a) above for the Plan Year ending within that calendar year for Participants terminating in or after such Plan Year.

(iv)	If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a Life Annuity beginning at the earlier age that is the Actuarial Equivalent of the dollar limitation under Subsection (a) above applicable to the Participant at age 62. The defined benefit dollar limitation applicable at an age prior to age 62 is determined by using the lesser of the effective Early Retirement reduction, as determined under the Plan, or 5% per year. The mortality basis for determining Actuarial Equivalence for terminations on or after December 31, 2002, as applicable, shall be the 1994 Group Annuity Reserving Table (weighted 50% male, 50% female and projected to 2002 using Scale AA), which is the table prescribed in Rev. Rul. 2001-62, (or the applicable mortality table, prescribed under Section 417(e)(3) of the Code or other guidance of general applicability issued thereunder).
For periods prior to January 1, 2002, the dollar limitation under Code Section 415 in effect for the applicable Plan Year above shall be modified as follows to reflect commencement of retirement benefits on a date other than the Participant’s Social Security Retirement Age:

(1)
if the Participant’s Social Security Retirement Age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the dollar limitation under Subsection (a) above by 5/9ths of 1% for each month by which benefits commence before the month in which the Participant attains age 65;

(2)
if the Participant’s Social Security Retirement Age is greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the dollar limitation under Subsection (a) above by 5/9ths of 1% for each of the first 36 months and by 5/12ths of 1% for each of the additional months by which benefits commence before the month in which the Participant attains the Participant’s Social Security Retirement Age;

(3)
if the Participant’s benefit commences prior to age 62, the dollar limitation shall be the actuarial equivalent of Subsection (a) above, payable at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The interest rate for determining Actuarial Equivalence shall be the greater of the interest rate assumption under the Plan for determining early retirement benefits or 5% per year. The mortality basis for determining Actuarial Equivalence for terminations on or after January 1, 1995 shall be the 1983 Group Annuity Mortality Table (weighted 50% male and 50% female);

(v)
Notwithstanding the foregoing, the maximum as applied to any FMC Participant on April 1, 1987 shall in no event be less than the FMC Participant’s “current accrued benefit” as of March 31, 1987, under the FMC Plan, as that term is defined in Section 1106 of the Tax Reform Act of 1986.

(vi)
The maximum shall apply to the benefits payable to a Participant under the Plan and all other tax-qualified defined benefit plans of the Company and Affiliates (whether or not     terminated),and benefits shall be reduced, if necessary, in the reverse of the chronological order of participation in such plans.

(vii)	For purposes of this Section 3.5.1, the term “compensation” means compensation as defined in Code Section 415(c)(3) and the term “monthly compensation” means compensation divided by 12.
3.5.2    Multiple Plan Reduction: With respect to each FMC Participant who did not have 1 Hour of Service after December 31, 1999 and who is (or has been) a participant in any defined contribution plan (whether or not terminated) maintained by FMC, the Company or an Affiliate, the sum of the FMC Participant’s defined benefit plan fraction (as defined under Code Section 415(e)(2)) and defined contribution plan fraction (as defined under Code Section 415(e)(3)) shall not exceed 1. If such sum exceeds 1, the FMC Participant’s defined benefit plan fraction shall be reduced until such sum equal 1.
3.5.3    Annual Compensation Limit: The accrued benefit of each “Section 401(a)(17) employee” under this Plan will be the greater of the accrued benefit determined for the Employee under (a) or (b) below:

(a)
the Employee’s accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s total Years of Credited Service, or

(b)	the sum of:

(i)
the Employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations under the Code, and the Employee’s accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s Years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994.

A “Section 401(a)(17) employee” means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994. is based on Earnings for a year beginning prior to January 1, 1994 that exceeded $150,000.
3.5.4    Incorporation of Section 415 of the Code:    The provisions set forth in Article III are intended to comply with the requirements of Section 415 of the Code and shall be interpreted, applied and if and to the extent necessary, deemed modified without formal language so as to satisfy solely the minimum requirements of Section 415.

3.6	FMC Participants’ Benefits
The Normal Retirement Benefit, Early Retirement Benefit and Termination Benefit for each FMC Participant who is not an Employee and who does not complete an Hour of Service on or after May 1, 2001 shall, notwithstanding the provisions of Sections 3.1, 3.2, 3.3 or 4.2 hereof, equal the accrued benefit of such FMC Participant as transferred from the FMC Plan in the FTI Spinoff.
ARTICLE IV

Termination Benefits

4.1	Termination of Service
Except as otherwise provided in the applicable Supplement, a Participant who has 5 Years of Vesting Service but who ceases to be an Employee before the Participant’s Early Retirement Date for any reason other than death, shall be entitled to receive a “Termination Benefit” determined under Section 4.2. Except as otherwise provided in the applicable Supplement, unless the Participant elects otherwise subject to Section 3.3.2, payment of such benefit shall commence as of the first day of the month coincident with or next following the Participant’s Normal Retirement Date or, if the Participant elects, as of the first day of any month before such Normal Retirement Date and coincident with or following the Participant’s 55th birthday. Any such election of the earlier Annuity Starting Date shall be made by giving advance written notice to the Administrator in accordance with rules prescribed by the Administrator. Except as provided in Article V and Article VII, no benefits shall be payable to any person if the Participant dies prior to the Annuity Starting Date. A terminated Participant who has no vested interest in the Participant’s accrued benefit shall be deemed to have received a distribution of the Participant’s entire vested benefit. The Committee or its delegatee may, in its discretion, fully vest a Participant in the Participant’s accrued benefit in the event the Participant’s employment with the Company is affected by a transaction undertaken by the Company.

4.2	Amount of Termination Benefit
Except as otherwise provided in the applicable Supplement or in Section 3.6, a Participant’s monthly Termination Benefit shall be determined pursuant to Sections 3.1.2 and 3.1.3 as in effect on the date the Participant terminates employment, except that the following adjustments shall be made if payment of the Participant’s Termination Benefit is to commence before the Normal Retirement Date:

(a)	the amount computed pursuant to Section 3.1.2 shall be reduced by 1/2 of 1% for each month between the Annuity Starting Date and the Normal Retirement Date;

(b)
the amount of Employee Contributions and Interest required to provide $1 of monthly retirement benefit under Section 3.1.3 shall be increased by $3 for each full year by which the Annuity Starting Date precedes the Normal Retirement Date, and partial years shall be prorated on the basis of $0.25 per month;

(c)
notwithstanding Subsection (a) of this Section 4.2, the amounts computed pursuant to Section 3.1.2 shall be reduced by 1/3 of 1% for each month in excess of 36 by which the Annuity Starting Date precedes the Participant’s 65th birthday if:

(i)
the Participant’s combined age and Years of Vesting Service equal at least 65, and the Participant ceases to be an Employee (1) because of the permanent shutdown of a single site of employment or one or more facilities or operating units within a single site of employment or (2) in connection with a permanent reduction in force; or

(ii)
the Participant has Years of Vesting Service attributable to employment with FMC before January 1, 1989, has attained age 40, and permanently ceases to be an Employee because of the permanent shutdown of a single site of employment, resulting in the termination of employment of not more than 20 Participants at that employment site.

(d)
If a Participant ceases to be an Employee (1) because of the permanent shut down of a single site of employment of one or more facilities or operating units within a single site of employment, or (2) in connection with a permanent reduction in force, solely for purposes of determining a Participant’s eligibility for Early Retirement, a Participant with 10 Years of Credited Service shall have added to his or her age the number of weeks of pay he or she receives that are attributable to severance pay, unused vacation pay and accrued vacation pay.

(e)
Notwithstanding anything herein to the contrary, for purposes of determining a Participant’s total combined age and Years of Vesting Service under Section 4.2(c) and 4.2(d), a partial month of age or Period of Service shall be counted as a whole month, and fractional years of age and Years of Vesting Service shall be taken into account.

ARTICLE V

Refund of Employee Contributions

5.1	Employee Contributions
No Employee Contributions are permitted to be made to this Plan. However, Employee Contributions which were transferred from the FMC Plan are held under this Plan for the FMC Participants. All Employee Contributions transferred from the FMC Plan are fully vested and nonforfeitable and will be paid in accordance with the terms of Sections 5.2, 5.3 or 5.4 or in accordance with the terms of Section 3.1.3, 3.2.4, or 3.3.1, as applicable.

5.2	Withdrawal of Employee Contributions
A FMC Participant may withdraw all of the FMC Participant’s Employee Contributions, plus Interest thereon to the date of withdrawal, at any time before payment of a monthly retirement benefit commences by giving advance written notice to the Administrator in accordance with procedures prescribed by the Administrator. No partial withdrawal of Employee Contributions and Interest shall be permitted.
Payment of the FMC Participant’s Employee Contributions plus Interest shall be in the normal form of benefit (50% Joint and Survivor’s Annuity for a married FMC Participant, Individual Life Annuity for an unmarried FMC Participant) unless the FMC Participant waives such annuity (with the consent of the FMC Participant’s spouse, if the FMC Participant is married, in accordance with Section 6.3) and elects payment in a single sum.

5.3	Refund Upon Death Before Annuity Starting Date
If a FMC Participant dies before the Annuity Starting Date, the FMC Participant’s Beneficiary shall receive in a lump sum a refund of the FMC Participant’s unwithdrawn Employee Contributions and Interest. The refund shall be made as soon as reasonably practicable after the date of the FMC Participant’s death, and Interest shall be computed to the date when the refund is paid.

5.4	Refund After Annuity Starting Date
If a FMC Participant dies after the Annuity Starting Date, there shall be paid to his or her Beneficiary the difference, if any, between such FMC Participant’s Employee Contributions and Interest as of the Annuity Starting Date and:

(a)
if the FMC Participant elected an Individual Life Annuity or a Level Income Option, the portion of the benefits which the FMC Participant has received which are attributable to Employee Contributions and Interest;

(b)
if the FMC Participant elected any other form of benefit, the portion of the benefits received by the FMC Participant and the FMC Participant’s Joint Annuitant which are attributable to Employee Contributions and Interest.

Any payment pursuant to (a) above shall be made as soon as reasonably practicable after the FMC Participant’s death. Any payment pursuant to (b) above shall be made as soon as reasonably practicable after all other benefit payments to the Joint Annuitant have ceased.

ARTICLE VI

Payment of Retirement Benefits

6.1	Normal Form of Benefit
Except as otherwise provided in the applicable Supplement, a Participant’s benefit shall be paid in the form of a 50% Joint and Survivor’s Annuity, with the Participant’s spouse as Joint Annuitant if the Participant is married on the Annuity Starting Date, and in the form of an Individual Life Annuity if the Participant is not married on the Annuity Starting Date, unless the Participant elects with spousal consent not to receive payments pursuant to this 6.1 and to receive payments in one of the optional forms permitted under Section 6.2. An election not to receive the normal form of benefit and to receive payment in any optional form shall satisfy the applicable requirements of Section 6.3.

6.2	Available Forms of Benefits
A Participant may elect with spousal consent and in accordance with Section 6.3, to receive the Participant’s benefits in any one of the forms of benefits described in this Section 6.2.
6.2.1    Individual Life Annuity: An Individual Life Annuity is an immediate annuity which provides equal monthly payments for the Participant’s life only.
6.2.2    50% Joint and Survivor’s Annuity: A 50% Joint and Survivor’s Annuity is an immediate annuity which is the actuarial equivalent of an Individual Life Annuity (determined in accordance with Exhibit E-1) (effective February 1, 2006, the Actuarial Equivalent of an Individual Life Annuity), but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity.
6.2.3    100% Joint and Survivor’s Annuity: A 100% Joint and Survivor’s Annuity is an immediate annuity which is the actuarial equivalent of an Individual Life Annuity (determined in accordance with Exhibit E-2) (effective February 1, 2006, the Actuarial Equivalent of an Individual Life Annuity), but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity.
6.2.4    Level Income Option: The Level Income Option provides greater monthly annuity payments prior the Participant’s 62nd birthday (determined in accordance with Exhibit E-3 (effective February 1, 2006, determined in accordance with the definition of Actuarial Equivalence in Article I)) and after such birthday provides reduced monthly annuity payments in an amount which, when added to the Primary Social Security Benefits which the Participant could elect to receive, approximately equals the amount of the monthly annuity paid prior to the Participant’s 62nd birthday. A Participant who is entitled to an Early Retirement Benefit under Section 3.2 and who elects to have such benefit commence prior to age 62 may elect the Level Income Option, unless the Primary Social Security Benefits which the Participant could elect to receive at age 62 would equal or exceed the amount of the monthly annuity payments prior to age 62 or unless the Participant is receiving Social Security disability benefits. Such election shall be subject to the approval of the Participant’s spouse, given in accordance with the requirements for spousal consent under Section 6.3.

6.2.5    Qualified Optional Survivor Annuity: Effective for Plan Years beginning on or after January 1, 2008, a Participant may elect a Qualified Optional Survivor Annuity which is an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s surviving spouse that equals 75% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s spouse.

6.3	Election of Benefits
6.3.1    The Administrator shall provide each Participant with a written notice containing the following information:

(a)	a general description of the normal form of benefit payable under the Plan;

(b)	the Participant’s right to make and the effect of an election to waive the normal form of benefit;

(c)	the right of the Participant’s spouse not to consent to the Participant’s election under Section 6.1;

(d)	the right of Participant to revoke such election, and the effect of such revocation;

(e)	the optional forms of benefits available under the Plan; and

(f)
the Participant’s right to request in writing information on the particular financial effect of an election by the Participant to receive an optional form of benefit in lieu of the normal form of benefit.

6.3.2    The notice under Section 6.3.1 shall be provided to the Participant at each of the following times as shall be applicable to him:

(a)
not more than 90 (effective January 1, 2008, 180) days and not less than 30 days after a Participant who is in the employ of the Company or an Affiliate gives notice of the Participant’s intention to terminate employment and commence receipt of the Participant’s retirement benefits under the Plan; or

(b)
not more than 90 (effective January 1, 2008, 180) days and not less than 30 days prior to the attainment of age 65 of a Participant (whether or not the Participant has terminated employment) who has not previously commenced receiving retirement benefits.

The election period in Section 6.3.3 for a Participant who requests additional information during the election period will be extended until 90 days after the additional information is mailed or personally delivered. Any such request shall be made only within 90 days after the date the information described in Section 6.3.1 is given to the Participant, and the Administrator shall not be obligated to comply with more than one such request. Any information provided pursuant to this Section 6.3.2 will be given to the Participant within 30 days after the date of the Participant’s request and will be based upon the estimated benefits to which the Participant will be entitled as of the later of the first day on which such benefits could commence or the last day of the Plan Year in which the Participant’s request is received. If a Participant files an election (or revokes an election) pursuant to this Section 6.3 less than 60 days prior to the Annuity Starting Date, such Participant’s initial payments may be delayed for administrative reasons. In such event, the payments shall begin as soon as practicable and shall be made retroactively to such date. Notwithstanding the above to the contrary, effective January 1, 2004, in the event a Participant elects a Retroactive Annuity Starting Date as provided in Section 6.6, the notice under 6.3.1 shall be provided to the Participant on or about the date that the Participant files an election for a Retroactive Annuity Starting Date.
6.3.3    A Participant may make the election provided in Section 6.3 by filing the prescribed form with the Administrator at any time during the election period. The election period shall begin 90 (effective January 1, 2008, 180) days prior to the Participant’s Annuity Starting Date. Such election shall be subject to the written consent of the Participant’s spouse, acknowledging the effect of the election and witnessed by a Plan representative or a notary public. Such spousal consent shall not be required if the Participant establishes to the satisfaction of the Administrator that the consent of the spouse may not be obtained because there is no spouse or the spouse cannot be located. A spouse’s consent shall be irrevocable. The election in Section 6.3 may be revoked or changed at any time during the election period but shall be irrevocable thereafter.
6.3.4    Notwithstanding Section 6.3.3:

(a)	distribution of benefits may commence less than 30 days after the notice required pursuant to Section 6.3.1 is provided if:

(i)	the Participant elects to waive the requirement that notice be given at least 30 days prior to the Annuity Starting Date; and

(ii)	the distribution commences more than 7 days after such notice is provided.

(b)
The notice described in Section 6.3.1 may be provided after the Annuity Starting Date, in which case the applicable election period shall not end before the 30th day after the date on which such notice is provided, unless the Participant elects to waive the 30-day notice requirements pursuant to Subsection (a) above.

6.3.5    Notwithstanding the foregoing provisions in Section 6.3, effective January 1, 2004, a Participant may elect a Retroactive Annuity Starting Date (as defined in Treas. Reg. 1.417(e)-1(b)(3)(iv)(B)), pursuant to Section 6.6. In the event that the notice information described in Section 6.3 is provided to the Participant after the Participant’s Annuity Starting Date (as defined in Section 417(f)(2) of the Code) or Retroactive Annuity Starting Date, the Participant shall have at least 30 days after the date the notification is provided to make the election described in Section 6.3. The Participant may waive this 30 day period pursuant to the provisions of Section 6.3.4.

6.4	Joint Annuitants

A Participant who elects a joint and survivor’s annuity shall designate a Joint Annuitant when making such an election. A Participant may designate any individual as the Joint Annuitant; provided, however, that the Joint Annuitant shall be the Participant’s spouse unless the Participant’s spouse consents to the designation of another individual in accordance with the requirements for spousal consent under Section 6.3.3. A designation of a Joint Annuitant may be revoked or changed at any time during the applicable election period described in Section 6.3.3 but shall become irrevocable thereafter. If the Joint Annuitant dies on or after the Annuity Starting Date the Participant shall continue to receive the reduced monthly annuity.

6.5	FMC Participants in Pay Status
Notwithstanding any provision in the Plan to the contrary, each FMC Participant who had elected to receive and/or was receiving their normal retirement benefit, early retirement benefit, deferred retirement benefit or termination benefit under the FMC Plan prior to the Effective Date shall on and after the Effective Date continue to receive such benefits in the same form, and in the same amount as such FMC Participant and/or, as applicable, FMC Joint Annuitant, was receiving or would have received under the FMC Plan prior to the Effective Date as if such benefits were paid by the FMC Plan. In addition, each FMC Beneficiary who was receiving benefits under the FMC Plan on behalf of an FMC Participant prior to the Effective Date shall continue to receive such benefits from this Plan after the Effective Date in the same form and in the same amount as if such benefits were paid by the FMC Plan.

6.6	Election of Retroactive Annuity Starting Date
Effective January 1, 2004, a Participant may elect a “Retroactive Annuity Starting Date” (as defined in Treas. Reg. 1.417(e)-1(b)(3)(iv)(B)), that occurs on or before the date the notice information described in Section 6.3 is provided to the Participant, provided the following conditions are satisfied:

(a)
The Participant’s spouse (including an alternate payee who is treated as the spouse under a qualified domestic relations order), determined as if the date distributions commence were the Participant’s Annuity Starting Date (as defined in Section 417(f)(2) of the Code), consents to the Participant’s election of a Retroactive Annuity Starting Date. The spousal consent requirement of this Section 6.6(a) is satisfied if such consent satisfies the conditions of Section 6.3.3 above.

(b)
If the date distribution commences is more than 12 months from the Retroactive Annuity Starting Date, the distribution provided based on the Retroactive Annuity Starting Date shall satisfy Section 415 of the Code as though the date distribution commences is substituted for the annuity starting date for all purposes, including for purposes of determining the applicable interest rate and applicable mortality table (as defined in Article I).

(c)
If the distribution is payable as a lump sum, the distribution amount shall not be less than the present value of the Participant’s accrued benefit, determined (i) using the applicable mortality table and applicable interest rate as of the distribution date or (ii) using the applicable mortality table and applicable interest rate as of the Participant’s Retroactive Annuity Starting Date. For purposes of this paragraph (c) applicable mortality table and applicable interest rate are defined in Article I.

If a Participant elects a Retroactive Annuity Starting Date the following provisions shall apply:

(d)
future periodic payments shall be the same as the future periodic payments, if any, that would have been paid with respect to the Participant had payments actually commenced on the Retroactive Annuity Starting Date;

(e)
the Participant shall receive a make-up payment to reflect any missed payment or payments for the period from the Retroactive Annuity Starting Date to the date of actual make-up payment (with appropriate adjustment for interest from the date the missed payment or payments would have been made to the date of the actual make-up payment);

(f)
the benefit determined as of the Retroactive Annuity Starting Date shall satisfy Section 417(e)(3) of the Code, if applicable, and Section 415 with the applicable interest rate and applicable mortality table (as defined in Article I) determined as of that date; and the Retroactive Annuity Starting Date shall not precede the date the Participant could have otherwise started receiving benefits under the Plan.

ARTICLE VII

Survivor’s Benefits

7.1	Preretirement Survivor’s Benefit
7.1.1    Eligibility:    If a Participant who continues to be employed by the Company at any time on or after attaining age 55 and 10 Years of Credited Service dies (whether or not so employed on the date of death) before the Annuity Starting Date, then such Participant’s surviving Joint Annuitant (if any) shall be entitled to receive a survivor’s benefit for life, determined under Section 7.2. Payment of such benefit shall commence as of the first day of the month coincident with or next following the date of the Participant’s death.
7.1.2    Amount of Preretirement Survivor’s Benefit: The preretirement survivor’s benefit under this Section 7.1 shall be computed as follows:

(a)
If the Participant’s Period of Service has not terminated before the Participant’s death, the survivor’s benefit shall be equal to the benefit which would have been paid to the Participant’s Joint Annuitant if the Participant’s

Period of Service had terminated on the date of death, benefits in the form of a 50% Joint and Survivor’s Annuity commenced as of the first day of the next following month, and the Participant died on such day.

(b)
If the Participant’s Period of Service has terminated before the Participant’s death but the Participant has deferred the commencement of the Early Retirement Benefit, the survivor’s benefit shall be equal to the benefit which the Participant’s Joint Annuitant would have been paid if the Participant had elected a 50% Joint and Survivor’s benefit commencing as of the first day of the month next following the date of the Participant’s death.

(c)
The survivor’s benefit payable pursuant to this Section 7.1.2 shall exclude any retirement benefit based upon Employee Contributions and Interest (which will be refunded upon the Participant’s death, to the extent provided in Article V).

7.1.3    Designation of Joint Annuitant Other Than Spouse: A participant may elect at any time during the Election Period (as defined in Section 7.1.5) to waive the Preretirement Survivor Annuity and to revoke any such election at any time during the Election Period. Any election by a Participant to waive the Preretirement Survivor Annuity shall not take effect unless the Participant’s spouse consents in writing to such election, such consent acknowledges the effect of such an election and the consent is witnessed by a representative of the Plan or a notary public, unless the Participant establishes to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe. The consent by a spouse shall be irrevocable and shall be effective only with respect to that spouse.
7.1.4    Explanation of Preretirement Survivor’s Benefit: The Committee shall provide each Participant with a written explanation with respect to the Preretirement Survivor Annuity as soon as administratively feasible after the Participant attains age 55. The explanation shall include:

(a)	the terms and conditions of the Preretirement Survivor Annuity,

(b)	the Participant’s right to make, and the effect of, an election to waive the Preretirement Survivor Annuity,

(c)	the rights of the Participant’s spouse in connection therewith, and

(d)	the right to make, and the effect of, the revocation of an election to waive the Preretirement Survivor Annuity.
7.1.5    Election Period: For purposes of this Section 7.1.5, the term “Election Period” means the period that begins on the Participant’s 55th birthday and ends on the date of the Participant’s death.

7.2	Surviving Spouse’s Benefit

If a Participant who has 5 or more Years of Vesting Service but does not meet the requirements for the preretirement survivor’s benefit under Section 7.1 dies before the Annuity Starting Date, then such Participant’s surviving spouse (if any) shall be entitled to receive a survivor’s benefit for life. The amount of such survivor’s benefit shall be determined pursuant to Section 4.2 based upon the Participant’s age and Years of Credited Service on the date of the Participant’s death and paid in the form of a 50% Joint and Survivor’s Annuity as if the Participant had died on the date such benefits commenced. The survivor’s benefit payable pursuant to this Section 7.2 shall exclude any retirement benefit based upon Employee Contributions and Interest (which will be refunded upon the Participant’s death to the extent provided in Article V). Payment of the survivor’s benefit shall commence on the first day of the month coincident with or next following the later of the Participant’s 55th birthday or his death, unless the Participant’s spouse elects to commence payment of benefits as of the first day of any subsequent month, but not later than the Participant’s Normal Retirement Date.

7.3	Certain Former Employees
FMC Participants who have 10 Years of Vesting Service but who have not been credited with an Hour of Service on or after August 23, 1984 and are not receiving benefits on that date shall be entitled to elect survivor’s benefits only as follows:

(a)
If the FMC Participant was credited with an Hour of Service under the FMC Plan or a predecessor plan on or after September 2, 1974, but is not otherwise credited with an Hour of Service in a Plan Year beginning on or after January 1, 1976, under the FMC Plan or this Plan, the Participant shall be afforded an opportunity to elect payment of benefits in the form of a 50% Joint and Survivor’s Annuity.

(b)
If the Participant is credited with an Hour of Service under this Plan, the FMC Plan or a predecessor plan in a Plan Year beginning after December 31, 1975. the Participant shall be afforded the opportunity to elect a Surviving Spouse’s Benefit under Section 7.2.

ARTICLE VIII

Fiduciaries

8.1	Named Fiduciaries
8.1.1    The Company is the Plan sponsor and a “named fiduciary” with respect to control over and management of the Plan’s assets only to the extent that it (a) shall appoint the members of the Committee which administers the Plan at the Administrator’s direction; (b) shall delegate its authorities and duties as “plan administrator,” as defined under ERISA, to the Committee; and (c) shall continually monitor the performance of the Committee.
8.1.2    The Company, as Administrator, and the Committee, which administers the Plan at the Administrator’s direction, are “named fiduciaries” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the

Plan. The Administrator is also the “administrator” and “plan administrator” of the Plan, as those terms are defined in ERISA Section 3(16)(A) and Code Section 414(g), respectively.
8.1.3    The Trustee is a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust assets, except to the extent that authority is delegated to an Investment Manager or to the extent the Administrator or the Committee directs the allocation of Trust assets among general investment categories.
8.1.4    The Company, the Administrator, and the Trustee are the only named fiduciaries of the Plan.

8.2	Employment of Advisers
A named fiduciary, and any fiduciary appointed by a named fiduciary, may employ one or more persons to render advice regarding any of the named fiduciary’s or fiduciary’s responsibilities under the Plan.

8.3	Multiple Fiduciary Capacities
Any named fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

8.4	Payment of Expenses
All Plan expenses, including expenses of the Administrator, the Committee, the Trustee, any Investment Manager and any insurance company, will be paid by the Trust Fund, unless a Participating Employer elects to pay some or all of those expenses.

8.5	Indemnification
To the extent not prohibited by state or federal law, each Participating Employer agrees to, and will indemnify and save harmless the Administrator, any past, present, additional or replacement member of the Committee, and any other employee, officer or director of that Participating Employer, from all claims for liability, loss, damage (including payment of expenses to defend against any such claim) fees, fines, taxes, interest, penalties and expenses which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.
ARTICLE IX

Plan Administration

9.1	Powers, Duties and Responsibilities of the Administrator and the Committee
9.1.1    The Administrator and the Committee have full discretion and power to construe the Plan and to determine all questions of fact or interpretation that may arise under it. Interpretation of the Plan or determination of questions of fact regarding the Plan by the Administrator or the Committee will be conclusively binding on all persons interested in the Plan.

9.1.2    The Administrator and the Committee have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records, and to issue such forms as they deem necessary or proper to administer the Plan.
9.1.3    Subject to the terms of the Plan, the Administrator and/or the Committee will determine the time and manner in which all elections authorized by the Plan must be made or revoked.
9.1.4    The Administrator and the Committee have all the rights, powers, duties and obligations granted or imposed upon them elsewhere in the Plan.
9.1.5    The Administrator and the Committee have the power to do all other acts in the judgment of the Administrator or Committee necessary or desirable for the proper and advantageous administration of the Plan.
9.1.6    The Administrator and the Committee will exercise all responsibilities in a uniform and nondiscriminatory manner.

9.2	Delegation of Administration Responsibilities
The Administrator and the Committee may designate by written instrument one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, their administrative responsibilities, including their fiduciary duties. The Committee may from time to time allocate or delegate to any subcommittee, member of the Committee and others, not necessarily employees of the Company, any of its duties relative to compliance with ERISA, administration of the Plan and other related matters, including those involving the exercise of discretion. The Company’s duties and responsibilities under the Plan shall be carried out by its directors, officers and employees, acting on behalf of and in the name of the Company in their capacities as directors, officers and employees, and not as individual fiduciaries. No director, officer nor employee of the Company shall be a fiduciary with respect to the Plan unless he or she is specifically so designated and expressly accepts such designation.

9.3	Committee Members
The Committee shall consist of not less than three people, who need not be directors, and shall be appointed by the Board of Directors of the Company. Any Committee member may resign and the Board of Directors may remove any Committee member, with or without cause, at any time. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the Committee members at a meeting at which a quorum is present shall be the act of the Committee. The Committee can act by written consent signed by all of its members. Any members of the Committee who are Employees shall not receive compensation for their services for the Committee. No Committee member shall be entitled to act on or decide any matter relating solely to his or her status as a Participant.
ARTICLE X

Funding of the Plan

10.1	Appointment of Trustee
The Committee or its authorized delegatee will appoint the Trustee and either may remove it. The Trustee accepts its appointment by executing the Trust Agreement. A Trustee will be subject to direction by the Committee or its authorized delegatee or, to the extent specified by the Company, by an Investment Manager, and will have the degree of discretion to manage and control Plan assets specified in the Trust Agreement. Neither the Company nor any other Plan fiduciary will be liable for any act or omission to act of a Trustee, as to duties delegated to the Trustee.

10.2	Actuarial Cost Method
The Committee or its authorized delegatee shall determine the actuarial cost method to be used in determining costs and liabilities under the Plan pursuant to Section 301 et seq., of ERISA, and Section 412 of the Code. The Committee or its authorized delegatee shall review such actuarial cost method from time to time, and if it determines from review that such method is no longer appropriate, then it shall petition the Secretary of the Treasury for approval of a change of actuarial cost method.

10.3	Cost of the Plan
Annually the Committee or its authorized delegatee shall determine the normal cost of the Plan for the Plan Year and the amount (if any) of the unfunded past service cost on the basis of the actuarial cost method established for the Plan using actuarial assumptions which, in the aggregate, are reasonable. The Committee or its authorized delegatee shall also determine the contributions required to be made for each Plan Year by the Participating Employers in order to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year determined pursuant to Sections 302 through 305 of ERISA and Section 412 of the Code.

10.4	Funding Policy
The Participating Employers shall cause contributions to be made to the Plan for each Plan Year in the amount necessary to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year; provided, however, that this obligation shall cease when the Plan is terminated. In the case of a partial termination of the Plan, this obligation shall cease with respect to those Participants, Joint Annuitants and Beneficiaries who are affected by such partial termination. Each contribution is conditioned upon its deductibility under Section 404 of the Code and shall be returned to the Participating Employers within one year after the disallowance of the deduction (to the extent disallowed). Upon the Company’s written request, a contribution that was made by a mistake of fact shall be returned to the Participating Employer within one year after the payment of the contribution.

10.5	Cash Needs of the Plan
The Committee or its authorized delegatee from time to time shall estimate the benefits and administrative expenses to be paid out of the Plan during the period for which the estimate is made and shall also estimate the contributions to be made to the Plan during such period by the Participating Employers. The Committee or its authorized delegatee shall inform the Trustees of the estimated cash needs of and contributions to the Plan during the period for which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly or other basis, as the Committee shall determine.

10.6	Public Accountant
The Committee or its authorized delegatee shall engage an independent qualified public accountant to conduct such examinations and to render such opinions as may be required by Section 103(a)(3) of ERISA. The Committee or its authorized delegatee in its discretion may remove and discharge the person so engaged, but in such case it shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.

10.7	Enrolled Actuary
The Committee or its authorized delegatee shall engage an enrolled actuary to prepare the actuarial statement described in Section 103(d) of ERISA and to render the opinion described in Section 103(a)(4) of ERISA. The Committee or its authorized delegatee in its discretion may remove and discharge the person so engaged, but in such event it shall engage a successor enrolled actuary to perform such examination and render such opinion.

10.8	Basis of Payments to the Plan
All contributions to the Plan shall be made by the Participating Employers, and no contributions shall be required of or permitted by Participants. From time to time the Participating Employers shall make such contributions to the Plan as the Company determines to be necessary or desirable in order to fund the benefits provided by the Plan, and any expenses thereof which are paid out of the Trust Fund and in order to carry out the obligations of the Participating Employers set forth in Section 10.3. All contributions to the Plan shall be held by the Trustee in accordance with the Trust Agreement.

10.9	Basis of Payments from the Plan
All benefits payable under the Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the Administrator or the Committee and the terms of the Trust Agreement. The Trustee shall pay all proper expenses of the Plan and the Trust Fund out of the Trust Fund, except to the extent paid by the Participating Employers.

10.10	Funding Based Benefit Restrictions: Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Company, as Plan Sponsor, Is In Bankruptcy

(a)
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in Section 10.10(a)(ii) below) but is not less than 60 percent, then the limitations set forth in this Section 10.10(a) apply.

(i)
50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Code Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(1)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(2)	100 percent of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations).
The limitation set forth in this Section 10.10(a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 10.10(a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 10.10(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(ii)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(1)	Less than 80 percent; or

(2)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 10.10(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b)
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 10.10(b)(ii) below), then the limitations in this Section 10.10(b) apply.

(i)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable Code Section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 10.10(b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(ii)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan Year is:

(1)	Less than 60 percent; or

(2)
60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.

(iii)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Code Section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 10.10(b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable If the Company, as Plan Sponsor, Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Company, as Plan sponsor, is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Company, as Plan sponsor, is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan's enrolled actuary certifies that the Plan's adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this Section 10.10(c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d)	Provisions Applicable After Limitations Cease to Apply.

(i)
Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 10.10(a)(i), Section 10.10(b)(i), or Section 10.10(c) applied to the Plan as of a Code Section 436 measurement date, but that limit no longer applies to the Plan as of a later Code Section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later Code Section 436 measurement date.

(ii)
Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 10.10(b)(iii) applied to the Plan as of a Code Section 436 measurement date, but that limitation no longer applies to the Plan as of a later Code Section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Code Section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(iii)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 10.10(b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 10.10(b)(ii)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv)
Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 10.10(a)(ii) or Section 10.10(b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)
Notice Requirement. See Section 101(j) of ERISA for rules requiring the plan administrator of a single company defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section 10.10(a)(i), Section 10.10(b), or 10.10(c).

(f)
Methods to Avoid or Terminate Benefit Limitations. See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Section 1.436-1(f) of the Treasury Regulations for rules relating to Company contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 10.10(a) through 10.10(c) for a Plan Year. In general, the methods the Company, as Plan sponsor, may use to avoid or terminate one or more of the benefit limitations under 10.10(a) through 10.10(c) for a Plan Year include Company contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making a Company contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules.

(i)	Rules of Operation for Periods Prior to and After Certification of Plan's Adjusted Funding Target Attainment Percentage.

(1)
In General. Code Section 436(h) and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan 's enrolled actuary issues a certification of the Plan's adjusted funding target attainment percentage for the Plan Year and

(2) if the Plan's enrolled actuary does not issue a certification of the Plan's adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 10.10(a) through 10.10(c) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and, Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 10.10(g)(i)(B) though 10.10(g)(i)(D).

(2)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 10.10(a), 10.10(b), or 10.10(c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan 's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 10.10(g)(i)(C) or Section 10.10(g)(i)(D) applies to the Plan:

(A)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and

(B)	The first day of the current Plan Year is a Code Section 436 measurement date.

(3)
Presumption of Underfunding Beginning First Day of 4th Month. If the Plan 's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan 's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 10.10(g)(i)(D) applies to the Plan:

(A)
The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan 's adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and

(B)	The first day of the 4th month of the current Plan Year is a Code Section 436 measurement date.

(4)
Presumption of Underfunding On and After First Day of 10th Month. If the Plan 's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan's enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(A)	The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and

(B)	The first day of the 10th month of the current Plan Year is a Code Section 436 measurement date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(1)
First 5 Plan Years. The limitations in Section 10.10(a)(ii), Section 10.10(b)(ii), and Section 10.10(b)(iii) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of Code Section 436(i) and Section 1.436-1(a)(3)(i) of the Treasury Regulations.

(2)
Plan Termination. The limitations on prohibited payments in Section 10.10(a)(i), Section 10.10(b)(i), and Section 10.10(c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(3)	Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in

Sections 10.10(a)(i), 10.10(b)(i), and 10.10(c) do not apply for a Plan Year if the terms of the Plan , as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 10.10(g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(4)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 10.10(g)(i) apply to the Plan and the Plan 's enrolled actuary has not yet issued a certification of the Plan's adjusted funding target attainment percentage for the Plan Year, the limitations under Section 10.10(a)(ii) and Section 10.10(b)(ii) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Section 1.436-1(g)(2)(iii) of the Treasury Regulations.

(iii)	Special Rules Under PRA 2010.

(1)
Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 10.10(a)(i) or 10.10(b)(i) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C)(i), the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(2)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 10.10(b)(iii) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)
Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with Code Section 436 and Section 1.436-1 of the Treasury Regulations.

(h)
Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 10.10(a) through 10.10(g): Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining Code Section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

(i)	Effective Date. The rules in Sections 10.10(a) through 10.10(i) are effective for Plan Years beginning after December 31, 2007.
ARTICLE XI

Plan Amendment or Termination

11.1	Plan Amendment or Termination
The Company may amend, modify or terminate the Plan at any time by resolution of the Board or by resolution of or other action recorded in the minutes of the Administrator or the Committee. Execution and delivery by the Chairman of the Board, the President, any Vice President of the Company or the Committee of an amendment to the Plan is conclusive evidence of the amendment, modification or termination.

11.2	Limitations on Plan Amendment
No Plan amendment can:

(a)	authorize any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Joint Annuitants and Beneficiaries;

(b)	decrease the accrued benefits of any Participant or his or her Joint Annuitant or Beneficiary under the Plan; or

(c)
except to the extent permitted by law, eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Code Section 411) or an optional form of benefit with respect to service prior to the date the amendment is adopted or effective, whichever is later.

11.3	Effect of Plan Termination
Upon termination of the Plan, each Participant’s rights to benefits accrued hereunder shall be vested and nonforfeitable, and the Trust shall continue until the Trust Fund has been distributed as provided in Section 11.4. Any other provision hereof notwithstanding, the Participating Employers shall have no obligation to continue making contributions to the Plan after termination of the Plan. Except as otherwise provided in ERISA, neither the Participating Employers nor any other person shall have any liability or obligation to provide benefits hereunder after such termination in excess of the value of the Trust Fund. Upon such termination, Participants, Joint Annuitants, and Beneficiaries shall obtain benefits solely from the Trust Fund. Upon partial termination of the Plan, this Section 11.3 shall apply only with respect to such Participants, Joint Annuitants and Beneficiaries as are affected by such partial termination.

11.4	Allocation of Trust Fund on Termination
On termination of the Plan, the Trust Fund shall be allocated by the Administrator on an actuarial basis among Participants, Joint Annuitants and Beneficiaries in the manner prescribed by Section 4044 of ERISA. Any residual assets of the Trust Fund remaining after such allocation shall be distributed to the Company if (a) all liabilities of the Plan to Participants, Joint Annuitants and Beneficiaries have been satisfied and (b) such a distribution does not contravene any provision of law. The foregoing notwithstanding, if any remaining assets of the Plan are attributable to Employee Contributions, such assets shall be equitably distributed to the FMC Participants who made such contributions (or to their Beneficiaries) in accordance with their rate of contribution. The benefit of any highly compensated employee or former employee (determined in accordance with section 414(g) of the Code and regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. In the event of a partial termination of the Plan, the Administrator shall arrange for the division of the Trust Fund, on a nondiscriminatory basis to the extent required by section 401 of the Code, into the portion attributable to those Participants, Joint Annuitants and Beneficiaries who are not affected by such partial termination and the portion attributable to such persons who are so affected. The portion of the Trust Fund attributable to persons who are so affected shall be allocated in the manner prescribed by section 4044 of ERISA.
ARTICLE XII

Miscellaneous Provisions

12.1	Subsequent Changes
All benefits to which any Participant, Joint Annuitant, or Beneficiary may be entitled hereunder shall be determined under the Plan in effect when the Participant ceases to be an Eligible Employee (or under the FMC Plan, as of the date each FMC Participant who is not an Employee ceased being an eligible employee under the FMC Plan) and shall not be affected by any subsequent change in the provisions of the Plan, unless the Participant again becomes an Eligible Employee.

12.2	Plan Mergers
The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each Participant would receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then been terminated). A list of plans which were merged into the FMC Plan since May 27, 1994 and whose assets were transferred to the Plan in connection with the FTI Spinoff is attached hereto and made a part hereof as Exhibit C.

12.3	No Assignment of Property Rights
The interest or property rights of any person in the Plan, in the Trust Fund or in any payment to be made under the Plan shall not be assignable nor be subject to alienation or option, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this

Section 12.3 shall be void. This provision shall not apply to a “qualified domestic relations order” defined in Code Section 414(p). The Company shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.
In addition, the prohibition of this Section 12.3 will not apply to any offset of a Participant’s benefit under the Plan against an amount the Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement that meets the requirements as set forth in this Section 12.3. The Participant must be ordered or required to pay the Plan under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of that part 4. This judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount that must be paid to the Plan against the Participant’s benefit under the Plan. In addition, if a Participant is entitled to receive a 50% Joint and Survivor Annuity under Section 6.1 of the Plan or a Survivor’s Benefit under Article VII of the Plan, and the Participant is married at the time at which the offset is to be made, the Participant’s spouse must consent to the offset in accordance with the spousal consent requirements of Section 6.3.3 of the Plan, an election to waive the right of the spouse to the 50% Joint and Survivor Annuity (made in accordance with Section 6.3 of the Plan) or to the Survivor’s Benefit (made in accordance with Article VII of the Plan) must be in effect, the spouse is ordered or required in the judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of subtitle B or ERISA Title I, or the spouse retains in the judgment, order, decree, or settlement the right to receive the survivor annuity under the 50% Joint and Survivor Annuity or under the Survivor’s Benefit, determined in the following manner: the Participant terminated employment on the date of the offset, there was no offset, the Plan permitted the commencement of benefits only on or after Normal Retirement Age, the Plan provided only the minimum-required qualified joint and survivor annuity, and the amount of the Survivor’s Benefit under the Plan is equal to the amount of the survivor annuity payable under the minimum-required qualified joint and survivor annuity. For purposes of this Section 12.3 the term “minimum-required qualified joint and survivor annuity” means a qualified joint and survivor annuity which is the actuarial equivalent of the Participant’s accrued benefit and under which the survivor’s annuity is 50% of the amount of the annuity which is payable during the joint lives of the Participant and the Participant’s spouse.

12.4	Beneficiary
The Beneficiary of a Participant shall be the person or persons so designated by such Participant. If no Beneficiary has been designated or if the designated Beneficiary is not living when a Plan Benefit is to be distributed, the Beneficiary shall be such Participant’s spouse if then living or, if not, such Participant’s then living children in equal shares or, if there are no children, such Participant’s estate. A Participant may revoke and change a designation of a Beneficiary at any time. A designation of a Beneficiary, or any revocation and change thereof, shall be effective only if it is made in writing in a form acceptable to the Administrator and is received by it prior to the Participant’s death.

12.5	Benefits Payable to Minors, Incompetents and Others
If any benefit is payable to a minor, an incompetent, or a person otherwise under a legal disability, or to a person the Administrator reasonably believes to be physically or mentally incapable of handling and disposing of his or her property, whether because of his or her advanced age, illness, or other physical or mental impairment, the Administrator has the power to apply all or any part of the benefit directly to the care, comfort, maintenance, support, education, or use of the person, or to pay all or any part of the benefit to the person’s parent, guardian, committee, conservator, or other legal representative, wherever appointed, to the individual with whom the person is living or to any other individual or entity having the care and control of the person. The Plan, the Administrator and any other Plan fiduciary will have fully discharged all responsibilities to the Participant, Joint Annuitant or Beneficiary entitled to a payment by making payment under the preceding sentence.

12.6	Employment Rights
Nothing in the Plan shall be deemed to give any person a right to remain in the employ of the Company and Affiliates or affect any right of the Company or any Affiliate to terminate a person’s employment with or without cause.

12.7	Proof of Age and Marriage
Participants and Joint Annuitants shall furnish proof of age and marital status satisfactory to the Administrator at such time or times as it shall prescribe. The Administrator may delay the disbursement of any benefits under the Plan until all pertinent information with respect to age or marital status has been furnished and then make payment retroactively.

12.8	Small Annuities
If the sum of (a) the lump sum Actuarial Equivalent value of a Normal, Early, or Deferred Retirement Benefit under Article III, Termination Benefit (payable at the Participant’s Normal Retirement Date) under Article IV, or Survivor’s Benefit under Article VII, excluding any Aetna or Prudential nonparticipating annuity; and (b) the lump sum Actuarial Equivalent value of any Aetna or Prudential nonparticipating annuity is equal to $5,000 (effective January 1, 2005, $1,000) (or such other amount as may be prescribed in or under the Code) or less, such amounts shall be paid in a lump sum as soon as administratively practicable following the Participant’s retirement, termination of employment or death.
For lump sum distributions paid on or after January 1, 2003, if the Participant is thereafter reemployed by the Company, the Participant’s subsequent benefit will be reduced by the lump sum Actuarial Equivalent value of the lump sum distribution previously paid to the Participant. For lump sum distributions paid prior to January 1, 2003, if a Participant who has received such a lump sum distribution is thereafter reemployed by the Company, the Participant shall have the option to repay to the Plan the amount of such distribution, together with interest at the rate of 5% per annum (or such other rate as may be prescribed pursuant to section 411(c)(2)(C)(III) of the Code), compounded annually from the date of the distribution to the date of repayment. If a reemployed Participant does not make such repayment, no part of the Period of Service with respect to which the lump sum distribution was made shall count as Years of Vesting Service or Years of Credited Service.

12.9	Controlling Law
The Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of Illinois.

12.10	Direct Rollover Option
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 12.10, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)
As used in this Section 12.10, an “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2007, a Participant may also elect to make a direct rollover of after-tax employee contributions to a qualified plan or to a 403(b) plan that agrees to separately account for such amounts.

(b)	As used in this Section 12.10, an “eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution and an annuity contract described in Section 403(b) of the Code or an eligible retirement plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For distributions made on or after January 1, 2008, an “eligible retirement plan” shall also include a Roth IRA defined in Section 408A(b) of the Code.

(c)
As used in this Section 12.10, a “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Effective January 1, 2010, and notwithstanding any provision herein to the contrary, with respect to any portion of a distribution from the Plan of a deceased Employee, an individual who is the designated Beneficiary (as defined by Code Section 401(a)(9)(E)) of the Employee and who is not the surviving spouse of the Employee shall be permitted to make a direct trustee-to-trustee transfer of the distribution to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) established for the purposes of receiving the distribution on behalf of such designated Beneficiary. In such event, the transfer shall be treated as an “eligible rollover distribution,” the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)) and Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such individual retirement plan.As used in this Section 12.10, a “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

12.11	Claims Procedure
12.11.1    Any application for benefits under the Plan and all inquiries concerning the Plan shall be submitted to the Company at such address as may be announced to Participants from time to time. Applications for benefits shall be in the form and manner prescribed by the Company and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant’s Surviving Spouse or Beneficiary, as the case may be.

12.11.2    The Plan Administrator shall give written or electronic notice of its decision on any application to the applicant within 90 days of receipt of the application. Electronic notification may be used, at the discretion of the Plan Administrator (or Review Panel, as discussed below). If special circumstances require a longer period of time, the Plan Administrator shall provide notice to the applicant within the initial 90-day period, explaining the special circumstances requiring the extension of time and the date by which the Plan expects to render a benefit determination. A decision will be given as soon as possible, but no later than 180 days after receipt of the application. In the event any application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing or electronic notification of the right to a review of the denial. Such notice shall set forth, in a manner calculated to be understood by the applicant: the specific reasons for the denial; the specific references to the Plan provisions on which the denial is based; a description of any information or material necessary to perfect the application and an explanation of why such material is necessary; and a description of the Plan’s review procedures and the applicable time limits to such procedures, including a statement of the applicant’s right to bring a civil action under ERISA Section 502(a) following a denial on review.
12.11.3    The Company shall appoint a “Review Panel,” which shall consist of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits under the Plan, and shall hold meetings at least quarterly, as needed. The Review Panel shall have the authority to further delegate its responsibilities to two or more individuals who may (but need not) be employees of the Company.
12.11.4    Any person (or his authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving notice of the denial. The Review Panel shall give the applicant or such representative the opportunity to submit written comments, documents, and other information relating to the claim; and an opportunity to review, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other relevant information (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing and addressed as follows: “Review Panel of the Employee Welfare Benefits Plan Committee, 1803 Gears Road, Houston, TX 77067-4097.” The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review. The Review Panel will consider all comments, documents, and other information submitted by the applicant regardless of whether such information was submitted or considered during the initial benefit determination.
12.11.5    The Review Panel shall act upon each request for review within 60 days after receipt thereof. If special circumstances require a longer period of time, the Review Panel shall so notify the applicant within the initial 60 days, explaining the special circumstances requiring the extension of time and the date by which the Review Panel expects to render a benefit determination. A decision will be given as soon as possible, but no later than 120 days after receipt of the request for review. The Review Panel shall give notice of its decision to the Company and the applicant. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the applicant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant: the specific reasons for such denial; the specific references to the Plan provisions on which the decision is based; the applicant’s right, upon request and free of charge, to receive reasonable access to, and copies of, all documents and other relevant information (other than legally-privileged documents and information); and a statement of the applicant’s right to bring a civil action under ERISA Section 502(a).
12.11.6    The Review Panel shall establish such rules and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 12.11.
12.11.7    To the extent an application for benefits as a result of a Disability requires the Plan Administrator or the Review Panel, as applicable, to make a determination of Disability under the terms of the Plan, such determination shall be subject to all of the general rules described in this Section 12.11, except as they are expressly modified by this Section 12.11.7.

(a)
If the applicant’s claim is for benefits as a result of Disability, then the initial decision on a claim for benefits will be made within 45 days after the Plan receives the applicant’s claim, unless special circumstances require additional time, in which case the Plan Administrator will notify the applicant before the end of the initial 45-day period of an extension of up to 30 days. If necessary, the Plan Administrator may notify the applicant, prior to the end of the initial 30-day extension period, of a second extension of up to 30 days. If an extension is due to the applicant’s failure to supply the necessary information, the notice of extension will describe the additional information and the applicant will have 45 days to provide the additional information. Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the applicant responds to the request for additional information. No additional extensions may be made, except with the applicant’s voluntary consent. The contents of the notice shall be the same as described in Section 12.11.12 above. If a benefit claim as a result of Disability is denied in whole or in part, the applicant (or his authorized representative) will receive written or electronic notification, as described in Section 12.11.2.

(b)
If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the notice to the applicant of the adverse decision will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the applicant upon request (to the extent not legally-privileged) and if the applicant’s claim was denied based on a medical necessity or experimental treatment of similar exclusion or limit, then the applicant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the applicant free of charge upon request.

(c)
The Review Panel, as described above in Section 12.11.3 shall be the named fiduciary with the authority to act on any appeal from a denial of benefits as a result of Disability under the Plan. Any applicant (or his authorized representative) whose application for benefits as a result of Disability is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 180 days after receiving notice of the denial. The request for review shall be in the form and manner prescribed by the Review Panel and addressed as follows: “Review Panel of the Employee Welfare Benefits Plan Committee, 1803 Gears Road, Houston, TX 77067-4097.” In the event of such an appeal for review, the provisions of Section 12.11.4 regarding the applicant’s rights and responsibilities shall apply. Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel in connection with an adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination. The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial benefit denial. The review will not include any person who participated in the initial benefit denial or who is the subordinate of a person who participated in the initial benefit denial.

(d)
If the initial benefit denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial benefit determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the applicant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the applicant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(e)
A decision on review shall be made promptly, but not later than 45 days after receipt of a request for review, unless special circumstances require an extension of time for processing. If an extension is required, the applicant will be notified before the end of the initial 45-day period that an extension of time is required and the anticipated date that the review will be completed.

A decision will be given as soon as possible, but not later than 90 days after receipt of a request for review. The Review Panel shall give notice of its decision to the applicant; such notice shall comply with the requirements set forth in Section 12.11.5. In addition, if the applicant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion, the applicant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the applicant free of charge upon request. The notice shall also contain the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
12.11.8    No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written application for benefits in accordance with Section 12.11.1 (or 12.11.7(a), as applicable), (b) has been notified by the Plan Administrator that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 12.11.4 (or 12.11.7(c), as applicable); and (d) has been notified that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Section 12.11.5 (or 12.11.7(e), as applicable). An applicant may not bring an action for benefits in accordance with this Section 12.11.8 later than 90 days after the Review Panel denies the applicant’s application for benefits.

12.12	Participation in the Plan by an Affiliate
12.12.1    With the consent of the Board, any Affiliate, by appropriate action of its board of directors, a general partner or the sole proprietor, as the case may be, may adopt the Plan and determine the classes of its Employees that will be Eligible Employees.
12.12.2    A Participating Employer will have no power with respect to the Plan except as specifically provided herein.

12.13	Action by Participating Employers
Any action required to be taken by the Company pursuant to any Plan provisions will be evidenced in the manner set forth in Section 11.1. Any action required to be taken by a Participating Employer will be evidenced by a resolution of the Participating Employer’s board of directors (or an authorized committee of that board). Participating Employer action may also be evidenced by a written instrument executed by any person or persons authorized to take the action by the Participating Employer’s board of directors, any authorized committee of that board, or the stockholders. A copy of any written instrument evidencing the action by the Company or Participating Employer must be delivered to the secretary or assistant secretary of the Company or Participating Employer.

ARTICLE XIII

Top Heavy Provisions

13.1	Top Heavy Definitions
For purposes of this Article XIII and any amendments to it, the terms listed in this Section 13.1 have the meanings ascribed to them below.
Aggregate Account    means the value of all accounts maintained on behalf of a Participant, whether attributable to Company or employee contributions, determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.
Aggregation Group    means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless including additional Related Plans in the group would prevent the Plan for being a Top Heavy Plan, in which case Aggregation Group means the group of plans in a Permissive Aggregation Group, if any, that includes the Plan.
Compensation    means compensation as defined in Code Section 415(c)(3) and Treasury regulations thereunder. For purposes of determining who is a Key Employee, Compensation will be applied by taking into account amounts paid by Affiliates who are not Participating Employers, as well as amounts paid by Participating Employers, and without applying the exclusions for amounts paid by a Participating Employer to cover an Employee’s nonqualified deferred compensation FICA tax obligations and for gross-up payments on such FICA tax payments.
Determination Date    means, for a Plan Year, the last day of the preceding Plan Year. If the Plan is part of an Aggregation Group, the Determination Date for each other plan will be, for any Plan Year, the Determination Date for that other plan that falls in the same calendar year as the Determination Date for the Plan.
Key Employee    means an employee described in Code Section 416(i)(1), the regulations promulgated thereunder and other guidance of general applicability issued thereunder. Generally, a Key Employee is an Employee or former Employee who, at any time during the Plan Year containing the Determination Date is:

(a)	an officer of the Company or an Affiliate with annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(b)	a 5% owner of the Company or an Affiliate; or

(c)	a 1% owner of the Company or an Affiliate with annual Compensation from the Company and all Affiliates of more than $150,000.
Mandatory Aggregation Group means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the 4 preceding Plan Years:

(d)	had a participant who was a Key Employee; or

(e)
was required to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Code Section 401(a)(4) or 410(b).

Non-Key Employee    means an Employee or former Employee who is not a Key Employee.
Permissive Aggregation Group    means the group of plans consisting of the plans in a Mandatory Aggregation Group with the Plan, plus any other Related Plan or Plans that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Code Section 401(a)(4) or 410(b).
Present Value of Accrued Benefits    means, in the case of a defined benefit plan, a Participant’s present value of accrued benefits determined as follows:

(f)	as of the most recent “Actuarial Valuation Date,” which is the most recent valuation date within a 12-month period ending on the Determination Date.

(g)	as if the Participant terminated service as of the actuarial valuation date; and

(h)	the Actuarial Valuation Date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.
Present Value means, in calculating a Participant’s present value of accrued benefits as of a Determination Date, the sum of:

(i)	the present value of accrued benefits using the actuarial assumptions of Exhibit E-4;

(j)
any Plan distributions made within the Plan Year that includes the Determination Date, provided however, in the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall also include distributions made within the 4 preceding Plan Years. In the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s present value of accrued benefits as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted;

(k)
any Employee Contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions shall not be considered to be a part of the Participant’s present value of accrued benefits;

(l)
with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Participant and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section 13.1. If this Plan is the plan accepting such rollovers or plan to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers, as part of the Participant’s present value of accrued benefits;

(m)
with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Participant or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s present value of accrued benefits, irrespective of the date on which such rollover or plan-to-plan transfer is accepted; and

(n)
if an individual has not performed services for a Participating Employer within the Plan Year that includes the Determination Date, any accrued benefit for such individual shall not be taken into account.

Related Plan    means any other defined contribution plan (a “Related Defined Contribution Plan”) or defined benefit plan (a “Related Defined Benefit Plan”) (both as defined in Code Section 415(k), maintained by the Company or an Affiliate.
A Super Top Heavy Aggregation Group    exists in any Plan Year for which, as of the Determination Date, the sum of the present value of accrued benefits and the Aggregate Accounts of Key Employees under all plans in the Aggregation Group exceeds 90% of the sum of the present value of accrued benefits and the Aggregate Accounts of all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits and/or Aggregate Accounts for all employees, the present value of accrued benefits and/or Aggregate Accounts for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.
Super Top Heavy Plan    means the Plan when it is described in the second sentence of Section 13.2.
A Top Heavy Aggregation Group    exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds 60% of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits for all employees, the Present Value of Accrued Benefits for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.

Top Heavy Plan    means the Plan when it is described in the first sentence of Section 13.2.

13.2	Determination of Top Heavy Status
This Plan is a Top Heavy Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group that includes only the Plan. The Plan is a Super Top Heavy Plan in any Plan Year in which it is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group that includes only the Plan.

13.3	Minimum Benefit Requirement for Top Heavy Plan
13.3.1    Minimum Accrued Benefit: The minimum accrued benefit (expressed as an Individual Life Annuity commencing at Normal Retirement Date) derived from Company contributions to be provided under this Section for each Non-key Employee who is a Participant for any Plan Year in which this Plan is a Top Heavy Plan shall equal the product of (a) 1/12th of “416 Compensation” averaged over 5 the consecutive Plan Years (or actual number of Plan Years if less) which produce the highest average and (b) the lesser of (i) 2% multiplied by Years of Vesting Service or (ii) 20%.
13.3.2    For purposes of providing the minimum benefit under Code Section 416, a Non-key Employee who is not a Participant solely because (a) his compensation is below a stated amount or (b) he declined to make mandatory contributions to the Plan will be considered to be a Participant.
13.3.3    For purposes of this Section 13.3, Years of Vesting Service for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.
13.3.4    For purposes of this Section 13.3, 416 Compensation for any Plan Year subsequent to the last Plan Year during which the Plan is a Top Heavy Plan shall be disregarded.
13.3.5    For the purposes of this Section 13.3, “416 Compensation” shall mean W-2 wages for the calendar year ending with or within the Plan Year, plus any elective deferral (as defined in Code section 402(g)), any amounts contributed to a plan described in Code Section 125 and any amounts contributed to a plan described in Code Section 132. 416 Compensation shall be limited to $200,000 (as adjusted for cost-of-living in accordance with Section 401(a)(17)(B) of the Code in Top Heavy Plan Years).
13.3.6    If payment of the minimum accrued benefit commences at a date other than Normal Retirement Date, or if the form of benefit is other than an Individual Life Annuity, the minimum accrued benefit shall be the actuarial equivalent of the minimum accrued benefit expressed as an Individual Life Annuity commencing at Normal Retirement Date pursuant to Exhibits E-1, E-2, E-3 and E-4, except, effective February 1, 2006, with respect to the optional form of benefit conversion, the minimum accrued benefit shall be determined pursuant to the definition of Actuarial Equivalent.

13.3.7    To the extent required to be nonforfeitable under Section 13.4, the minimum accrued benefit under this Section 13.3 may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).
13.3.8    In determining Years of Service, any service shall be disregarded to the extent such service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or Former Key Employee.

13.4	Vesting Requirement for Top Heavy Plan
13.4.1    Notwithstanding any other provision of this Plan, for any Top Heavy Plan Year, the vested portion of any Participant’s accrued benefit shall be determined on the basis of the Participant’s number of Years of Vesting Service according to the following schedule:
Years of Service    Percentage Vested
1-2    0%
3    100%
If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Company may, in its sole discretion, elect to continue to apply this vesting schedule in determining the vested portion of any Participant’s accrued benefit, or revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment.
13.4.2    The computation of the nonforfeitable percentage of the Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that this Plan is amended to change or modify any vesting schedule, a Participant with at least 3 Years of Service as of the expiration date of the election period may elect to have the Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(a)	the adoption date of the amendment,

(b)	the effective date of the amendment, or

(c)	the date the Participant receives written notice of the amendment from the Company.
IN WITNESS WHEREOF, the Company has executed this Plan, as amended and restated, by a duly authorized representative this 28th day of January, 2013, to be effective as of January 1, 2013, except as otherwise expressly provided herein.

FMC Technologies, Inc.
By: /s/ Mark J. Scott
Its: Vice President, Administration

EXHIBIT A

CREDITED SERVICE
Any service acquired as a participant under any of the plans listed herein shall not be counted as Credited Service for purposes of this Plan.

1.	Frigoscandia Inc. Money Purchase Pension Plan

2.	Frigoscandia Inc. Retirement Plan: Pension Plan/401(k) Plan
To the extent applicable to any FMC Participant, any service acquired as a participant under any of the plans listed below shall not be counted as Credited Service for purposes of this Plan.

3.	Stearns Electric Company Profit Sharing Plan

4.	Fritzke & Icke Employees Savings and Profit Sharing Plan

5.	Employees Profit Sharing Plan of Industrial Brush Company

6.	Wayne Manufacturing Company Profit Sharing Plan

7.	P.E. Van Pelt, Inc. Profit Sharing Plan

8.	Mojonnier Bros. Co. Salaried Employees Profit Sharing Plan

9.	Lithium Corporation of America Retirement Plan

10.	Elf Acquitaine, Inc. Pension Plan

EXHIBIT B

INACTIVE LOCATIONS
The following is a list of former locations of FMC which have been sold or closed. As a result of the FTI Spinoff, the Plan retains the assets and liabilities with respect to certain Participants formerly employed by FMC at such locations:
LOCATION    DATE SOLD/CLOSED

EXHIBIT C

MERGED PLANS
The following is a list of other plans which were merged into the FMC Plan on and after May 27, 1994, the assets of which are retained by this Plan as a result of the FTI Spinoff.
EFFECTIVE
DATE OF    SUPPLEMENT
PLAN NAME    MERGER    NUMBER

Pneumo Abex Corporation Retirement Income Plan (Jetway Equipment Division)	May 27, 1994	1
Retirement Plan for Employees of Stein	June 1, 1997	2
Moorco International, Inc. Retirement Income Plan	July 1, 1997	3
Smith Meter, Inc. Salaried Retirement Plan	July 1, 1997	4

SUPPLEMENT 1
JETWAY SYSTEMS DIVISION

1-1	Eligible Employees
The terms of this Supplement apply only to individuals who are current or former salaried and nonunion hourly employees of the FMC Technologies, Inc., Jetway Systems Division and who were participants in the Pneumo Abex Corporation Retirement Income Plan (“Prior Plan”) before May 27, 1994 (the “Merger Date”) who had not received a full distribution of their benefit under such plan, or the FMC Plan, as of the Effective Date (“Participant”). On the Merger Date the benefits of such participants were spun off from the Prior Plan and merged into the FMC Plan.

1-2	Calculation of Normal Retirement Benefit
A Participant’s monthly Normal Retirement Benefit shall be no less than the normal retirement benefit to which the Participant would have been entitled under the Prior Plan if the Participant had terminated employment immediately prior to the Merger Date.

1-3	Early Retirement Date
Early Retirement Date means the earlier of: (a) a Participant’s Early Retirement Date under the Plan or (b) the date the Participant has a Severance from Service before Normal Retirement Date for a reason other than death (i) if the Participant is at least age 55 and has at least 10 Years of Vesting Service, (ii) if the Participant was hired before age 35 and before January 1, 1989 and the sum of the Participant’s age and Years of Vesting Service is at least 75, or (iii) if the Participant was entitled to an early retirement benefit under the Prior Plan.

1-4	Termination Benefit
If a Participant has a Severance from Service before Early or Normal Retirement Date for a reason other than death and had accrued at least 10 Years of Vesting Service, the Participant may begin to receive the Participant’s Plan benefit, subject to the Plan’s reduction for early retirement, as early as the date the Participant reaches age 55.

1-5	Years of Vesting Service
A Participant is fully vested in the Participant’s benefit under the Prior Plan. A Participant’s Employment Commencement Date will be the date the Participant was first employed by the Company or an Affiliate, or any earlier date from which the Participant was granted vesting service under the FMC Plan, or the Prior Plan. In no event will a Participant be credited with fewer Years of Vesting Service under the Plan than the Participant would have been credited with under the vesting rules of the Prior Plan.

1-6	Available Forms of Benefits

In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive his benefit under the Prior Plan in the following form of benefit:
Life and 10 Year Certain Annuity: A Life and 10 Year Certain Annuity is an immediate annuity which is the Actuarial Equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than 10 years, it will continue in the same amount as during the Participant’s life, for the remainder of the 10 year term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death.

1-7	Special Provisions for Participants in the Retirement Plan for Salaried Employees of Abex Corporation
In addition to the special provisions of the preceding sections, a Participant who participated in the Retirement Plan for Employees of Abex Corporation before January 1, 1989 will be subject to the following provision with respect to the Participant’s Prior Plan benefit accrued before May 27, 1994.
Special Rule of 75 Benefit: Participants who were hired before age 35 and before January 1, 1989, and who accrue total years of age and Vesting Service at Early Retirement equal to at least 75 will be entitled to a monthly benefit at their Early Retirement Date reduced by 1/3 of 1% for each month payments are made before the Participant reaches age 65.
SUPPLEMENT 2
STEIN

2-1	Eligible Employees
The terms of this Supplement apply only to individuals who were participants in the Retirement Plan for Employees of Stein (the “Prior Plan”) prior to June 1, 1997 (the “Merger Date”) and who had not received a full distribution of their benefit under such Prior Plan or the FMC Plan as of the Effective Date (“Participant”).

2-2	Calculation of Normal Retirement Benefit
A Participant’s Normal Retirement Benefit shall be no less than the normal retirement benefit to which the Participant would have been entitled under the Prior Plan if the Participant had permanently terminated employment immediately prior to the Merger Date.

2-3	Years of Vesting Service
A Participant is fully vested in the Participant’s benefit under the Prior Plan. A Participant’s Employment Commencement Date will be the date the Participant was first employed by the Company or an Affiliate, or any earlier date from which the Participant was granted vesting service under the FMC Plan or the Prior Plan. In no event will a Participant be credited with fewer Years of Vesting Service under the Plan than the Participant would have been credited with under the vesting rules of the Prior Plan.

2-4	Available Forms of Benefits
In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive the Participant’s benefit under the Prior Plan in the following form of benefit:
Life and 10 Year Certain Annuity: A Life and 10 Year Certain Annuity is an immediate annuity which is the Actuarial Equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than 120 months, it will continue, in the same amount as during the Participant’s life, for the remainder of the 120-month term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death.
SUPPLEMENT 3
MOORCO INTERNATIONAL INC. RETIREMENT INCOME PLAN

3-1	Eligible Employees
The terms of this Supplement apply only to individuals who were participants in the Moorco International Inc. Retirement Income Plan (the “Prior Plan”) prior to July 1, 1997 (the “Merger Date”) and who had not yet received a full distribution of their benefit under such Prior Plan or the FMC Plan as of the Effective Date (“Participant”).

3-2	Calculation of Normal Retirement Benefit
A Participant’s Normal Retirement Benefit shall be no less than the normal retirement benefit to which the Participant would have been entitled if the Participant had terminated employment immediately prior to the Merger Date.

3-3	Early Retirement Date
Early Retirement Date means the earlier of: (a) Early Retirement Date under the Plan; or (b) the date the Participant has a Severance from Service before Normal Retirement Date for a reason other than death, if the Participant is at least age 55 and has at least 10 Years of Vesting Service or if the Participant was entitled to an early retirement benefit under the Geosource Inc. Retirement Income Plan.

3-4	Years of Vesting Service
A Participant is fully vested in the Participant’s benefits under the Prior Plan. A Participant’s Employment Commencement Date will be the date the Participant was first employed by the Company or an Affiliate, or any earlier date from which the Participant was first granted vesting service under the FMC Plan or the Prior Plan. Each Participant will be credited with the number of full years of vesting service with which the Participant was credited under the Prior Plan plus the greater of: (a) 6 months of Vesting Service; and (b) if the Participant accrued 1,000 hours of service under the Prior Plan during the period from January 1, 1997 through June 30, 1997, 1 Year of Vesting Service. In no event will a Participant be credited with fewer Years of Vesting Service under the Plan than the Participant would have been credited with under the vesting rules of the Prior Plan.

3-5	Prior Plan Benefits
(a)    Early Retirement Reductions for No Service after June 30, 1997. A Participant who did not have an Hour of Service after June 30, 1997, will be subject to the following early retirement reductions upon commencement of the Participant’s Prior Plan benefit prior to Normal Retirement Age, calculating actuarial equivalence by using the UP-1984 Mortality Table and an interest rate of 4.0%:
(i)    A Participant who was employed with Moorco International Inc. until the attainment of age 55 and 10 years of Vesting Service will have his or her vested benefits reduced by 0.25% for each of the first 60 months, and by 0.5% for each subsequent month by which the Participant’s benefit commencement date precedes the Participant’s 65th birthday.
(ii)    A Participant who terminated their employment with Moorco International, Inc. prior to the attainment of age 55 and 10 years of Vesting Service will have his or her vested benefits reduced actuarially for commencement prior to the Participant’s 65th birthday.
(iii)    Available Forms of Benefits. In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive the Participant’s benefit under the Prior Plan in the following form of a Life and Term Certain Annuity as described below. A Life and Term Certain Annuity is an immediate annuity which is the Actuarial Equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than the term chosen by the Participant, it will continue, in the same amount as during the Participant’s life, for the remainder of the term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death. The Participant may choose a term certain of 60, 120, 180 or 240 months, so long as the term certain does not exceed the joint life expectancies of the Participant and the Joint Annuitant. For purposes of converting the Prior Plan benefit from the normal form of payment into an optional form of payment, actuarial equivalence shall be calculated based upon the UP-1984 Mortality Table and an interest rate of 4.0%.
(b)    Early Retirement Reductions for Service after June 30, 1997. A Participant who has an Hour of Service after June 30, 1997, will have the option to receive the Prior Plan benefit in the form of a Life and Term Certain Annuity as described in (a)(iii) Available Forms of Benefits above. If so elected, the Prior Plan benefit shall be adjusted for early retirement in accordance with the reductions described in (a) Early Retirement Reductions for No Service after June 30, 1997 above. The remainder of the Participant’s Plan benefit shall be available in any of the optional payment forms described under the Plan and subject to any early retirement reductions as apply under Sections 3.2 and 4.2 of the Plan.

3-6    Non-Spouse Death Benefit
If the Preretirement Survivor’s Benefit is not payable to the spouse of a deceased Participant, and if the Participant dies on or after the Participant’s Early Retirement Date, the Participant’s Beneficiary will be entitled to a death benefit consisting of monthly payments made for a period of 60 months, beginning as of the first day of the month coincident with or next following the month in which the Participant dies. The amount of the monthly payment will be equal to the monthly payment to which the Participant would have been entitled if the Participant had retired on the day before his death, and had elected to receive only the Participant’s Prior Plan benefit in the form of an immediate Life and Term Certain Annuity with a term certain of 60 months.

SUPPLEMENT 4
SMITH METER, INC. SALARIED RETIREMENT PLAN

4-1	Eligible Employees
The terms of this Supplement apply only to individuals who were participants in the Smith Meter, Inc. Salaried Retirement Plan (“Prior Plan”) prior to July 1, 1997 (the “Merger Date”) and who had not yet received a full distribution of their benefit under the FMC Plan or the Prior Plan as of the Effective Date (“Participant”).

4-2	Calculation of Normal Retirement Benefit
A Participant’s Normal Retirement Benefit shall be no less than the normal retirement benefit to which the Participant would have been entitled if the Participant had permanently terminated employment with FMC and all of its Affiliates (as defined in the FMC Plan) on the Merger Date.

4-3	Early Retirement Date
Early Retirement Date means the earlier of: (a) the Participant’s Early Retirement Date under the Plan, or (b) the date the Participant has a Severance from Service before Normal Retirement Date for a reason other than death (i) if the Participant is at least age 57 and has at least 10 Years of Vesting Service or (ii) if the Participant was entitled to an early retirement benefit under the Geosource Inc. Smith Meter Systems Division Salaried Retirement Income Plan.

4-4	Normal Retirement Date
Normal Retirement Date means the earlier of: (a) the Participant’s Normal Retirement Date under the Plan, or (b) the date the Participant has a Severance from Service with at least 10 Years of Vesting Service at or after age 62.

4-5	Years of Vesting Service
A Participant is fully vested in the Participant’s benefits under the Prior Plan. A Participant’s Employment Commencement Date will be the date the Participant was first employed by the Company or any Affiliate, or any earlier date from which he was granted vesting service under the FMC Plan or the Prior Plan. Each Participant will be credited with the number of full years of vesting service with which the Participant was credited under the Prior Plan plus the greater of: (a) 6 months of Vesting Service, or (b) if the Participant accrued 1,000 hours of service under the Prior Plan during the period from January 1, 1997 through June 30, 1997, 1 Year of Vesting Service. In no event will a Participant be credited with fewer Years of Vesting Service under the Plan than the Participant would have been credited with under the vesting rules of the Prior Plan.

4-6	Prior Plan Benefits
(a)    Early Retirement Reductions for No Service after June 30, 1997. A Participant who did not have an Hour of Service after June 30, 1997, will be subject to the following early retirement reductions upon commencement of the Participant’s Prior Plan benefit prior to Normal Retirement Age, calculating actuarial equivalence by using the UP-1984 Mortality Table and an interest rate of 4.0%:
(i)    Participant who was employed with Smith Meter, Inc. until the attainment of age 57 and 10 years of Vesting Service will have his or her vested benefits reduced by 1/180 for each complete month between the date of the Participant’s benefit commencement and the Participant’s 62nd birthday.
(ii)    A Participant who terminated their employment with Smith Meter, Inc. prior to the attainment of age 57 and 10 years of Vesting Service will have his or her vested benefits reduced actuarially for commencement prior to the Participant’s 62nd birthday.
(iii)    Available Forms of Benefits. In addition to the optional forms of benefit described in the Plan, a Participant may elect to receive the Participant’s benefit under the Prior Plan in the following form of a Life and Term Certain Annuity as described below. A Life and Term Certain Annuity is an immediate annuity which is the Actuarial Equivalent of an Individual Life Annuity, but which provides a smaller monthly annuity for the Participant’s life than an Individual Life Annuity. After the Participant’s death, if the monthly annuity has been paid for a period shorter than the term chosen by the Participant, it will continue, in the same amount as during the Participant’s life, for the remainder of the term certain. The Participant’s Joint Annuitant will receive any payments due after the Participant’s death. The Participant may choose a term certain of 60, 120, 180 or 240 months, so long as the term certain does not exceed the joint life expectancies of the Participant and the Joint Annuitant. For purposes of converting the Prior Plan benefit from the normal form of payment into an optional form of payment, actuarial equivalence shall be calculated based upon the UP-1984 Mortality Table and an interest rate of 4.0%.
(b)    Early Retirement Reductions for Service after June 30, 1997. A Participant who has an Hour of Service after June 30, 1997, will have the option to receive the Prior Plan benefit in the form of a Life and Term Certain Annuity as described in (a)(iii) Available Forms of Benefits above. If so elected, the Prior Plan benefit shall be adjusted for early retirement in accordance with the reductions described in (a) Early Retirement Reductions for No Service after June 30, 1997 above. The remainder of the Participant’s Plan benefit shall be available in any of the optional payment forms described under the Plan and subject to any early retirement reductions as apply under Sections 3.2 and 4.2 of the Plan.

4-7	Payment to Active Participant After Normal Retirement Date
A Participant who continues to be employed by the Company or a Participating Employer after reaching Normal Retirement Date may begin receiving the Participant’s Prior Plan benefit at or after Normal Retirement Date.

4-8	Non-Spouse Death Benefit
If the Preretirement Survivor’s Benefit is not payable to the spouse of a deceased Participant, and if the Participant dies on or after the Participant’s Early Retirement Date, the Participant’s

Beneficiary will be entitled to a death benefit consisting of monthly payments made for a period of 60 months, beginning as of the first day of the month coincident with or next following the month in which the Participant dies. The amount of the monthly payment will be equal to the monthly payment to which the Participant would have been entitled if he had retired on the day before his death, and had elected to receive only his Prior Plan benefit in the form of an immediate Life and Term Certain Annuity with a term certain of 60 months.